UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

CABOT OIL & GAS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March __, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Tuesday, May 1, 2012, at 8:00 a.m., local time, in our offices, located at 840 Gessner Road, Suite 1400, Houston, Texas 77024.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information on each nominee and each director continuing in office. Directors and officers of the Company will be present at the meeting to respond to your questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone.

If you plan to attend the Annual Meeting, please bring a valid government-issued photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from your broker or nominee confirming your ownership as of the record date.

Sincerely,

DAN O. DINGES

Chairman, President and Chief Executive Officer

CABOT OIL & GAS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 1, 2012

The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”), a Delaware corporation, will be held at the Company’s offices, 840 Gessner Road, Suite 1400, Houston, Texas 77024 on Tuesday, May 1, 2012, at 8:00 a.m., local time, for the following purposes:

I.	To elect the three persons named in this proxy statement to the Board of Directors of the Company.

II.	To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2012 fiscal year.

III.	To approve, by non-binding advisory vote, the compensation of our named executive officers.

IV.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock of the Company.

V.	To approve an amendment to our by-laws to eliminate a classified board of directors.

VI.	To consider two stockholder proposals, if properly presented at the meeting.

VII.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of record of the Common Stock at the close of business on March 13, 2012 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

•	vote via the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

•	complete, sign, date and return the accompanying proxy card in the enclosed self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may vote in person if you attend the Annual Meeting. To attend the Annual Meeting, you must show proof of stock ownership. Registered stockholders will be asked to present a valid government-issued photo identification. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting a valid government-issued photo identification and an account statement or letter (and a legal proxy if you wish to vote your shares) from the nominee indicating that you beneficially owned the shares on March 13, 2012, the record date for voting.

For safety and security reasons, cameras, camera phones, recording equipment, electronic devices, large bags, brief cases or packages will not be permitted in the meeting.

Please exercise your right to vote at your earliest convenient time.

BY ORDER OF THE BOARD OF DIRECTORS,

DEIDRE L. SHEARER

Corporate Secretary and Managing Counsel

Houston, Texas

March __, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 1, 2012:

This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the 2011 Annual Report to Stockholders, are available free of charge at http://www.cabotog.com/2012AnnualMeeting.

CABOT OIL & GAS CORPORATION

840 Gessner Road, Suite 1400

Houston, Texas 77024

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held May 1, 2012

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the “Company”) of proxies for use at its 2012 Annual Meeting of Stockholders, to be held at the Company’s offices, 840 Gessner Road, Suite 1400, Houston, Texas 77024 on Tuesday, May 1, 2012, at 8:00 a.m. (local time), or any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Deidre L. Shearer, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. At the meeting, stockholders will be asked to consider and act upon the following matters discussed in the attached proxy statement. Proxies delivered by record stockholders without voting instructions marked will be voted:

FOR –	Proposal I	– the election of director candidates named herein;
FOR –	Proposal II	– ratification of the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2012 fiscal year;
FOR –	Proposal III	– the approval of the advisory vote on executive compensation;
FOR –	Proposal IV	– the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock of the Company;
FOR–	Proposal V	– the approval of amendments to our by-laws to eliminate the classified board of directors; and
AGAINST –	Proposals VI and VII	– the stockholder proposals, if properly presented at the meeting.

Proxies will be voted in the best judgment of the proxy holders on any other matters that may properly come before the meeting.

Only holders of record of the Company’s Common Stock, par value $.10 per share (“Common Stock”), as of the close of business on March 13, 2012, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote [            ] shares of Common Stock.

Each share of Common Stock is entitled to one vote per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to stockholders on or about March __, 2012.

In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, NYSE rules prohibit brokers holding shares in “street name” for their beneficial holder clients from voting in uncontested director elections or on advisory votes regarding executive compensation or frequency of those votes on behalf of the clients without receiving specific voting instructions from those clients. Under NYSE rules, brokers will have discretion to vote only on Proposal II (ratification of appointment of auditor). Brokers cannot vote on any of the other proposals without instructions from the beneficial owners. If you do not instruct your broker how to vote on each of the other proposals your broker will not vote for you.

Because the vote required for Proposal I (election of directors) is a majority of the votes present in person or by proxy at the meeting and entitled to vote on the proposal, with “majority” meaning that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” such director’s election, abstentions and broker non-votes will have no effect on the outcome of the voting on the proposal. Because the vote required for approval of Proposal II (ratification of auditors), Proposal III (executive compensation) and Proposals VI and VII (stockholder proposals), is a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal, abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal. Because the vote required for approval of Proposal IV (increase authorized shares) and Proposal V (amend by-laws to eliminate classified board) is a majority of the shares outstanding and entitled to vote on the record date, abstentions and broker non-votes will have the same effect as votes against the proposal.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes of directors serving staggered three-year terms. The size of the Board of Directors is currently set at nine members, with three members in each class. Rhys J. Best, Robert Kelley and P. Dexter Peacock are currently directors and have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2015 and until his successor shall have been elected and shall have qualified. Regardless of whether stockholders approve Proposal V (amend by-laws to eliminate classified board), none of the current directors, or the nominees for director standing for election at the 2012 Annual Meeting, would have their terms of office shortened as a result of the amendments. Please read Proposal V for more information.

It is the intention of the persons named in the enclosed form of proxy to vote such proxies FOR the election of Messrs. Best, Kelley and Peacock for terms of three years. If any one of the nominees is not available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. BEST, KELLEY AND PEACOCK TO THE BOARD OF DIRECTORS.

Certain Information Regarding Nominees and Directors

Set forth below, as of March 1, 2012, for each continuing director and for each nominee for election as a director of the Company, is information regarding age, position(s) with the Company, membership on committees of the Board of Directors, the period served as a director and term of office, business experience during at least the past five years, and other directorships held at any time during the past five years. Mr. Dinges, Chairman, President and Chief Executive Officer, is the only employee or former employee of the Company on the Board of Directors. Information regarding William P. Vititoe and David M. Carmichael, who are currently serving on the Board, has been omitted because they are scheduled to retire at the Annual Meeting, pursuant to our director retirement policy. There is currently no plan to replace them and we anticipate that the size of the Board of Directors will be reduced to seven members at the May 2012 Board meeting.

Rhys J. Best
Age: 65
Director Since: 2008
Committee Memberships: Audit, Compensation, and Safety and Environmental Affairs
Term of Office Expires: 2012 (Nominee for Director)
Business Experience:
Crosstex Energy L.P.
Non-Executive Chairman of the Board – February 2009 to present
Seren Management LLC (private investment company)
President – 2007 to present
Lone Star Technologies, Inc.
Chairman and Chief Executive Officer – 1999 to 2007
Other Directorships:
Crosstex Energy L.P.
Trinity Industries, Inc.
Austin Industries, Inc. (private company)
MCR Global Inc., (formerly McJunkin Red Man Corporation)
Commercial Metals Company
Lone Star Technologies, Inc. – until 2007

Dan O. Dinges
Age: 58
Director Since: 2001
Committee Memberships: Executive
Position: Chairman, President and Chief Executive Officer
Term of Office Expires: 2014
Business Experience:
Cabot Oil & Gas Corporation
Chairman, President and Chief Executive Officer – May 2002 to present
President and Chief Operating Officer – September 2001 to May 2002
Samedan Oil Corporation (a subsidiary of Noble Affiliates, Inc., now Noble Energy Inc.)
Senior Vice President and Division General Manager, Offshore Division – 1998 to September 2001
Other Directorships:
United States Steel Corporation
American Exploration & Production Council
American Natural Gas Alliance
Spitzer Industries, Inc. (private company)
Foundation for Energy Education
Boy Scouts of America – Sam Houston Area Council
Palmer Drug Abuse Program
Lone Star Technologies, Inc. – until 2007

James R. Gibbs
Age: 67
Director Since: 2010
Committee Memberships: Audit, Compensation, Corporate Governance and Nominations and Executive
Term of Office Expires: 2014
Business Experience:
Frontier Oil Corporation (now HollyFrontier Corporation)
Chairman – 2009 to 2010
Chairman, President, Chief Executive Officer – 1999 to 2009
Other Directorships/Trusteeships:
Frost National Bank – Houston (Advisory Director)
Southern Methodist University
Smith International, Inc. – until 2010
Veritas DGC Inc. – until 2006

Robert L. Keiser
Age: 69
Director Since: 2006
Committee Memberships: Safety and Environmental Affairs (Chairman), Audit
Term of Office Expires: 2013
Business Experience:
Retired June 1999
Kerr-McGee Corporation
Chairman of the Board – February 1999 to June 1999
Oryx Energy Company (merged with Kerr-McGee Corporation)
Chairman and Chief Executive Officer – 1995 to February 1999
Other Directorships:
Lone Star Technologies, Inc. – until 2007

Robert Kelley
Age: 66
Director Since: 2003
Committee Memberships: Audit (Chairman), Safety and Environmental Affairs
Term of Office Expires: 2012 (Nominee for Director)
Business Experience:
Kellco Investments, Inc. (private investment company)
President – April 2001 to present
Noble Affiliates, Inc. (now Noble Energy Inc.)
Chairman of the Board – 1992 to April 2001
President and CEO – 1986 to October 2000
Other Directorships:
OGE Energy Corporation
Smith International, Inc. – until 2010
Lone Star Technologies, Inc. – until 2007

P. Dexter Peacock
Age: 70
Director Since: 1998
Committee Memberships: Executive (Chairman), Compensation, Corporate Governance and Nominations
Position: Lead Director
Term of Office Expires: 2012 (Nominee for Director)
Business Experience:
Andrews Kurth L.L.P., Houston, Texas
Of Counsel – 1998 to present
Partner – 1975 to 1997
Managing Partner – 1986 to 1991
Other Directorships:
Rowan Companies, Inc.

W. Matt Ralls
Age: 62
Director Since: 2011
Committee Memberships: Corporate Governance and Nominations and Safety and Environmental Affairs
Term of Office Expires: 2013
Business Experience:
Rowan Companies, Inc.
President and Chief Executive Officer – 2009 to present
GlobalSante Fe Corporation (merged with Transocean in 2007)
Executive Vice President and Chief Operating Officer – 2005 to 2007
Other Directorships:
Rowan Companies, Inc.
Complete Production Services
Enterprise Products, GP and Enterprise GP Holdings, L.P. – until 2007
El Paso Pipeline Partners L.P. – until 2009

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Company’s Corporate Governance Guidelines require that at least a majority of the Company’s directors be independent under the New York Stock Exchange (“NYSE”) listing standards and all other applicable legal requirements. Additionally, all members of the audit committee, compensation committee and corporate governance and nominations committee are required to be independent. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the Board must affirmatively determine that each independent director has no material relationship with the Company or management. In making its independence determinations, the Board considered all material relationships with each director, and all transactions since the start of 2009 between the Company and each director nominee, members of their immediate families or entities associated with them.

As contemplated by NYSE rules then in effect, the Board adopted categorical standards in 2004 to assist it in making independence determinations. A relationship falls within these categorical standards if it:

•	Is a type of relationship addressed in Section 303A2(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence;

•	Is a type of relationship or transaction addressed in Item 404 of Regulation S-K, but under that regulation does not require disclosure; or
•

Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

The Board of Directors has determined that each director’s relationship with the Company, with the exception of Mr. Dinges, the Chairman, President and Chief Executive Officer, falls within the categorical standards and that all directors, with the exception of Mr. Dinges, are independent. In making its subjective determination that each non-employee director is independent, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. The Board considered the transactions in the context of the NYSE’s objective listing standards, the categorical standards noted above, the additional standards established for members of audit committees, and the SEC and U.S. Internal Revenue Service standards for compensation committee members. Some members of the Company’s Board also serve as directors of other entities with which the Company does business. Each of these relationships is reviewed by the Company’s Board, which examines the amount of business done by the Company and the gross revenue for each of the other entities. This review is for each of the last three fiscal years for which financial data is available. This review applied to Messrs. Best, Kelley, Peacock and Ralls. None of these relationships involved payments in excess of the greater of $1 million or 2% of the relevant entity’s consolidated gross revenue for 2009, 2010 or 2011.

Based on all of the foregoing, the Board made a subjective determination as required by NYSE rules that, because of the nature of the transaction, the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence. Further, the Board of Directors has determined that all members of the audit committee, compensation committee and corporate governance and nominations committee are independent.

Board of Directors Qualifications

Mr. Dinges was chosen to serve on the Board of Directors, and to lead the Company as Chairman of the Board, President and CEO, for his executive management experience at the Company and while at Noble Energy Inc., a publicly traded company involved in the oil and natural gas business. Mr. Best was chosen to serve on the Board of Directors for his executive management experience at Lone Star Technologies, Inc., a former publicly traded company servicing the oil and natural gas industry, and for his banking and finance experience. Mr. Gibbs was selected to serve on the Board of Directors for his executive management experience at Frontier Oil Corporation, a publicly traded oil refining company. Mr. Keiser was selected to serve on the Board of Directors for his executive management experience at Kerr-McGee Corporation and Oryx Energy Company, both former publicly traded companies involved in the energy industry, and for his engineering background. Mr. Kelley was selected to serve on the Board of Directors for his executive management experience at Noble Energy Inc., and for his financial background as a Certified Public Accountant. Mr. Peacock was selected to serve on the Board of Directors for his business experience managing a large professional organization and for his legal experience representing energy companies in corporate law, securities matters and mergers and acquisitions at Andrews Kurth L.L.P. Mr. Ralls was selected to serve on the Board of Directors for his executive management and industry experience as the CEO and a director of Rowan Companies, Inc., a publicly traded provider of international and domestic oil and gas contract drilling services.

Board of Directors Diversity

The Board of Directors does not have a formal diversity policy. The board considers candidates that will make the board as a whole reflective of a range of talents, skills, diversity and expertise, particularly in the areas of (i) management, (ii) strategic planning, (iii) accounting and finance, (iv) corporate governance, and (v) the oil and natural gas industry sufficient to provide sound and prudent guidance about the Company’s operations and interests.

Board of Directors Leadership Structure

Mr. Dinges serves as the Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Peacock serves as the Lead Director. With the separate Lead Director, the Board of Directors believes that the combined role of Chairman and CEO strengthens the communication between the Board of Directors and Company management.

Mr. Peacock, as Lead Director, serves as a mentor to Mr. Dinges (along with the other board members) and his specific responsibilities are to preside over an executive session of the non-management and independent directors at each regularly scheduled meeting of the Board of Directors and to serve as a liaison between Mr. Dinges and the independent directors.

Board of Directors Oversight of Risk

The Board of Directors oversees the Company’s risk management through the audit committee. Annually and with the assistance of the Company’s internal auditors, KPMG LLP, a thorough review of risk factors is presented to and discussed by the audit committee. This process elicits areas of concern that are thereafter reviewed and audited, if appropriate. Results of these reviews and audits are presented to the audit committee throughout the year. The audit committee reports the results of these reviews and audits to the entire Board throughout the year.

Corporate Governance Guidelines

The Cabot Oil & Gas Corporation Corporate Governance Guidelines outline the functions and responsibilities of the Board, director qualifications, and various processes and procedures designed to ensure effective and responsive governance. The guidelines are reviewed from time to time, most recently in February 2012, in response to changing regulatory requirements and best practices and are revised accordingly. The full text of the Corporate Governance Guidelines can be found on the Company’s website at www.cabotog.com by clicking “Investor Info,” and then clicking “Governance.”

Code of Business Conduct

All employees, officers and directors are required to comply with the Company’s long-standing Code of Business Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Business Conduct covers all areas of professional conduct, including conflicts of interest, customer relationships, insider trading, financial disclosure, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees, officers and directors annually are required to reply to a Code of Conduct Questionnaire, which is designed to elicit information related to any known or possible violation of the Code. The full text of the Code of Business Conduct can be found on the Company’s website at www.cabotog.com by clicking “Investor Info,” and then clicking “Governance.”

Executive Sessions of the Board of Directors

The Board of Directors generally holds an executive session of the non-management and independent directors during each of its regularly scheduled meetings. The executive sessions are presided over by the Lead Director, Mr. Peacock.

Communications with the Board of Directors

The Company’s Board of Directors has a process for stockholders and other interested parties to send communications to the Board. Communications should be addressed to the “Board of Directors,” a specified committee of the Board, an individual director (including the Lead Director) or the “Non-management Directors” in care of:

Corporate Secretary and Managing Counsel

Corporate Legal Department

840 Gessner, Suite 1400

Houston, Texas 77024

(281)589-4890

(281)589-4808 (fax)

(Outside the U.S. or U.S. long distance-call collect)

Deidre.Shearer@cabotog.com (email)

All communications received as described above and intended for the Board of Directors, a committee of the Board of Directors, an individual director, or the non-management directors as a group will be relayed to the appropriate directors.

Annual Meeting Attendance

The Company’s policy is that it expects all members of the Board of Directors to attend the Company’s annual meeting of stockholders. In 2011, all of the members of the Board attended the annual meeting.

Board of Directors and Committee Meeting Attendance

The Board of Directors held six meetings during 2011. All directors attended more than 75% of the meetings of the Board of Directors and of the committees on which they served.

Director Compensation

During 2011, non-employee directors’ annual compensation was based upon a fee of $55,000, payable quarterly, for their services on the Company’s Board of Directors and its committees. The Lead Director, Audit Committee Chairman and the Compensation Committee Chairman receive an additional $12,500 annual retainer and the remaining committee chairmen receive an additional $7,500 annual retainer, each payable quarterly, for their service. There are no per meeting fees paid.

In 2011, non-employee directors were entitled to an annual award of restricted stock units under the 2004 Incentive Plan, the restrictions on which lapse the date the non-employee director leaves the Board of Directors, with a targeted award value at grant date of $160,000. In 2011, these directors each received 7,890 restricted stock units, with the exception of Mr. Ralls, who joined the Board in June 2011. Mr. Ralls received a pro-rated award with a grant date value of $120,000, which resulted in a grant of 4,172 restricted stock units.

Effective January 1, 2012, the Board of Directors approved an increase in non-employee directors’ annual compensation to an annual fee of $65,000 and an annual award of restricted stock units with a targeted award value at grant date of $175,000.

Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were reimbursed for travel expenses incurred for attending Board and committee meetings. Spouses of the directors were invited to attend one meeting during 2011 and travel expenses incurred by the spouses were reimbursed by the Company. For more information on director compensation, see “Director Compensation Table” below.

The table below summarizes the total compensation paid to each of the non-employee directors of the Company for the fiscal year ended December 31, 2011. Shares and share prices discussed in this proxy statement have been adjusted to reflect our two-for-one stock split, in the form of a stock dividend, effective as of January 26, 2012.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1), (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Rhys J. Best	$55,000	$160,009	-	-	-	$1,629	$216,638
David M. Carmichael	$62,500	$160,009	-	-	-	$2,805	$225,314
James R. Gibbs	$55,000	$160,009	-	-	-	$2,710	$217,719
Robert L. Keiser	$62,500	$160,009	-	-	-	$5,272	$227,781
Robert Kelley	$67,500	$160,009	-	-	-	$3,837	$231,346
P. Dexter Peacock	$75,000	$160,009	-	-	-	$5,732	$240,741
W. Matt Ralls	$18,333	$120,007	-	-	-	$1,947	$140,287
William P. Vititoe	$67,500	$160,009	-	-	-	$7,310	$234,819

(1)	The amounts in this column reflect the grant date fair value with respect to restricted stock units in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for the fiscal year ended December 31, 2011. Assumptions used in the calculation of these amounts are included in Note 11 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”). In February 2011, each non-employee director other than Mr. Ralls received a grant of 7,890 restricted stock units, with a grant date fair value of $160,009 based on the average of the high and low trading price of the Common Stock on February 17, 2011, the grant date. Mr. Ralls joined the board of directors on June 1, 2011 and received a grant of 4,172 restricted stock units with a grant date fair value of $120,007 based on the average of the high and low trading price on the date of grant. The restricted stock units vest on the grant date, but are not payable by the Company in shares of Common Stock until the date the non-employee director ceases to be a director of the Company.

(2)	The aggregate number of stock awards and the aggregate number of option awards outstanding at December 31, 2011 were as follows:

Name	Stock Awards	Stock Options
Rhys J. Best	29,130	-
David M. Carmichael	48,724	-
James R. Gibbs	15,132	-
Robert L. Keiser	48,724	-
Robert Kelley	65,924	-
P. Dexter Peacock	65,924	-
W. Matt Ralls	4,172	-
William P. Vititoe	65,924	-

(3)	The amounts in this column include for each director some or all of the following:
•	A quarterly dividend of $.015 per share paid on the restricted stock units awarded in 2011 and in prior years.
•	Spouse travel to the September 2011 Board of Directors meeting and related expenses.

Director Retirement

It is the policy of the Board of Directors that directors of the Company retire at the annual meeting following a director’s 73rd birthday, unless a determination is otherwise made by the Board of Directors.

Information on Standing Committees of the Board of Directors

The Board of Directors has five standing committees: the Corporate Governance and Nominations Committee, the Audit Committee, the Compensation Committee, the Safety and Environmental Affairs Committee and the Executive Committee. Membership on each committee during 2011 is as discussed below. All standing committees, with the exception of the Executive Committee, are composed entirely of independent, non-employee directors.

Corporate Governance and Nominations Committee - The Corporate Governance and Nominations Committee (the “CGN Committee”) is composed of five members: Messrs. Carmichael (Chairman), Gibbs, Peacock, Ralls and Vititoe. During 2011, the CGN Committee held two meetings. Each member of the CGN Committee satisfies the independence requirements of the NYSE listing standards. The CGN Committee Charter is available to stockholders on the Company’s website at www.cabotog.com by clicking “Investor Info,” and then clicking “Governance.”

The CGN Committee will consider director candidates recommended by stockholders. Under its charter, the CGN Committee seeks out and evaluates qualified candidates to serve as Board members as necessary to fill vacancies or the additional needs of the Board, and considers candidates recommended by stockholders and management of the Company. Any stockholder desiring to propose a nominee to the Board of Directors should submit such proposed nominee for consideration by the CGN Committee, including the proposed nominee’s qualifications, to Ms. Deidre L. Shearer, Corporate Secretary, Cabot Oil & Gas Corporation, 840 Gessner Road, Suite 1400, Houston, Texas 77024.

The CGN Committee seeks to select candidates who have personal and professional integrity, who have demonstrated ability and judgment and who shall be effective, in conjunction with the other nominees and Board members, in collectively serving the long-term interests of the stockholders.

The CGN Committee generally identifies nominees through recommendations made by incumbent directors. A resume is reviewed and, if merited, an interview follows. A qualified candidate identified by a stockholder follows the same committee process. There are no differences in the manner in which the CGN Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the incumbent directors.

Audit Committee - The Audit Committee is composed of four members: Messrs. Kelley (Chairman), Best, Gibbs and Keiser. During 2011, the Audit Committee held four meetings. Each member of the Audit Committee satisfies the financial literacy and independence requirements of the NYSE listing standards. The Board has determined that Mr. Kelley meets the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”). The Audit Committee Charter is available to stockholders on the Company’s website at www.cabotog.com by clicking “Investor Info,” and then clicking “Governance.”

The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent auditors and the performance of the Company’s internal audit function.

It is the policy of the Audit Committee to pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(l)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The Audit Committee has delegated to each member of the Audit Committee authority to pre-approve permissible services to be performed by the independent auditors. Decisions of a member to pre-approve permissible services must be reported to the full Audit Committee at its next scheduled meeting.

Compensation Committee - The Compensation Committee is composed of five members: Messrs. Vititoe (Chairman), Best, Carmichael, Gibbs and Peacock. During 2011, the Compensation Committee held six meetings. Each member of the

Compensation Committee satisfies the independence requirements of the NYSE listing standards. The Compensation Committee Charter is available to stockholders on the Company’s website at www.cabotog.com by clicking “Investor Info,” and then clicking “Governance.”

The function of the Compensation Committee is to:

•

Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine, subject to ratification by the Board, the CEO’s compensation level based on this evaluation.

•	Provide counsel and oversight of the evaluation and compensation of management of the Company, including base salaries, incentive compensation and equity-based compensation.
•	Discharge any duties imposed on the Compensation Committee by the Company’s incentive compensation and equity-based compensation plans, including making grants.
•

Retain or replace any compensation consultant engaged to assist in evaluating the compensation of the Company’s directors, CEO and other officers and to approve such consultant’s fees and other terms of retention.

•	Review the annual compensation of the directors.

Safety and Environmental Affairs Committee - The Safety and Environmental Affairs Committee is composed of four members: Messrs. Keiser (Chairman), Best, Kelley and Ralls. During 2011, the Safety and Environmental Affairs Committee held two meetings. Each member of the Safety and Environmental Affairs Committee satisfies the independence requirements of the NYSE listing standards.

The function of the Safety and Environmental Affairs Committee is to review the Company’s safety and environmental management programs. From time to time, it also reviews the nature of and extent of Company spending for safety and environmental compliance and consults with outside and internal advisors regarding the management of the Company’s safety and environmental programs.

Executive Committee - The Executive Committee is composed of four members: Messrs. Peacock (Chairman), Carmichael, Dinges and Gibbs. During 2011, there were no Executive Committee meetings held.

The function of the Executive Committee is to exercise all power and authority of the Board of Directors, except as limited by the Company’s by-laws or applicable law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Company’s compensation practices are designed to align the financial interests of the named executive officers (“NEOs”) with the financial interests of the shareholders. To that end, the Company provides its NEOs with a competitive base salary, an annual bonus opportunity based on stringent goal achievement metrics aligned with long-term shareholder value creation and long-term incentives tied to total shareholder return, cash flow attainment and stock appreciation over the long term. For the NEOs the level of at-risk pay ranges from 71% to 89% of total annual compensation, with the CEO having the highest level of at-risk pay.

For 2011, the Company had the best performing stock in the S&P 500, growing from a closing price of $18.92 per share on December 31, 2010 to a closing price of $37.95 per share on December 30, 2011, a 100.5% increase. Further, the Company was able to grow its production to unprecedented levels and increase its total proved reserves to over 3 Tcfe at an all in finding cost of $1.21 per Mcfe from an investment plan fully funded by cash flow from operations and asset sale proceeds, allowing for an overall reduction in debt. Higher production and a stable cost structure drove unit production costs down 19% from 2010.

Summary compensation actions and outcomes aligned with these business results and consistent with the Company’s philosophy include:

•

Performance shares granted in 2009, with vesting contingent on the Company’s three-year total shareholder return relative to industry peers, vested at 167% of target, based on the Company’s third-place finish among seventeen industry peer companies;

•	Performance shares granted over the past three years, with contingent vesting tied to cash generation, vested per the prescribed schedule;
•	Annual cash bonuses paid for 2011 operating and financial performance were paid at the maximum level for the NEOs;
•	96.13% of the shares voted in the 2011 Annual Meeting supported the Company’s NEO compensation practices; and
•	The Company maintained its performance-based compensation approach through awards and opportunities granted during 2011 at levels similar to 2010 awards.

These philosophies, programs, actions and related outcomes are described in further detail below. Shares and share prices discussed in this proxy statement have been adjusted to reflect our two-for-one stock split, in the form of a stock dividend, effective as of January 26, 2012.

Introduction

The Compensation Committee of the Cabot Oil & Gas Board of Directors (“Committee”) oversees an executive compensation program designed to attract, retain, and engage highly qualified executives. The Committee has developed a structured executive compensation program, which it has formally evaluated and approved. This program includes a compensation committee charter, total compensation philosophy and strategy, industry peer group definition, annual calendar and general policy framework.

Philosophy and Objectives of the Company’s Compensation Programs

The guiding philosophy and specific objectives of the Company’s compensation programs are: (1) to align executive compensation design and outcomes with business strategy, (2) to encourage management to create sustained value for the stockholders while managing inherent business risks, (3) to attract, retain, and engage talented executives and (4) to support a performance-based culture throughout the Company. These primary objectives are evaluated annually by: (a) measuring and managing the mix of NEO compensation, with a goal of making a majority of total compensation performance-based and balanced between short-term and long-term incentives, (b) tying incentive plan metrics and goals to shareholder value principles and (c) having balanced, open and objective reviews of goals and performance. The Committee believes that each of these objectives carries an equal amount of importance in the Company’s compensation program.

The Company uses various components of executive compensation, with an emphasis on variable compensation and long-term incentives. The components of executive compensation are presented in the table below and discussed in more detail later in this discussion.

Compensation Component	Purpose	Competitive Positioning

Base Salary	Compensation for role, experience, expertise and competencies.	Base salaries are targeted to approximate the market median, taking into account the competitive environment, as well as the experience and accomplishments of each executive.

Annual Incentive Bonus

Reward the achievement of annual business objectives, including:

• Financial Goals (Unit Costs, Finding Costs)

• Operational Goals (specific objectives tied to Production Growth and Reserve Growth)

• Individual objectives aligned with corporate strategy

• Committee evaluation of qualitative performance

Annual bonus opportunities are established as a percentage of base salary and are targeted to match industry bonus percentage levels for comparable executive positions.

Realizing target bonus opportunities requires achieving key annual financial and operating goals aligned with long-term shareholder value creation.

Long-term Incentives

Prominent part of total compensation to maintain alignment with shareholder value creation:

• Stock Appreciation Rights (time vested)

• Performance Shares (earned and vested based on Total Shareholder Return versus peers)

• Hybrid Performance Shares (time vested and tied to operating cash flow results)

• Stock Ownership Guidelines

Long-term incentives are intended to promote long-term value creation for stockholders and to retain executives through extended vesting periods.

To place relatively greater emphasis on the importance of shareholder return performance, the value of equity awards is generally targeted for the 2nd highest quartile of the peer group, although other individual and Company circumstances influence the award amounts.

Executive Benefits and Perquisites	Comprehensive programs to build financial security, manage personal financial risk and limit Company costs.	Value of benefits and perquisites are generally targeted to be competitive with market levels.

Total Compensation	Designed to attract, retain, align and engage highly qualified executives, while creating a strong connection to financial and operational performance and long-term shareholder value.	Total compensation is highly correlated with Company and individual performance and is generally targeted slightly above the median for the executive when compared to the peer group.

The Committee’s philosophy for executive compensation is to assess and offer a total compensation package that is targeted slightly above the median level for the comparative peer industry group. In that total, a greater weight is placed on long-term equity awards versus annual cash to foster an environment where stock price appreciation over the long-term is a major executive focus, which in turn benefits the stockholders. The competitive market is determined by reference to the compensation practices of an industry peer group as set forth below.

Industry Peer Group

The companies chosen by the Committee for the peer group represent the Company’s direct competitors of similar size and scope in the exploration and production sector of the energy industry, and are companies that compete in the Company’s core areas of operation for both business opportunities and executive talent. Based on 2011 year-end closing market prices, the industry peer group’s market capitalization ranged from approximately $240 million to $11 billion. The Company’s market capitalization at 2011 year-end was approximately $8 billion. The peer group changes from time to time due to business combinations, asset sales and other types of transactions that cause peer companies to no longer exist or to no longer be comparable. The Committee approves all revisions to the peer group. The Company’s peer group is as follows:

•    Berry Petroleum Company

•    Bill Barrett Corporation

•    Cimarex Energy Company

•    Comstock Resources, Inc.

•    Denbury Resources Inc.

•    Forest Oil Corporation

•    Penn Virginia Corporation

•    Plains Exploration & Production Company

•    Quicksilver Resources Inc.

•    Range Resources Corporation

•    Southwestern Energy Company

•    SM Energy Company

•    Stone Energy Corporation

•    Swift Energy Company

•    Unit Corporation

•    Whiting Petroleum Corporation

In February 2012, the Committee reviewed the peer group list for application in the 2012 to 2014 performance cycle and future compensation benchmarking. As a result of the Company’s rapid growth in recent years, the Committee adjusted the listed peer group on a go-forward basis. The Company’s new peer group is as follows:

•    Berry Petroleum Company

•    Cimarex Energy Company

•    Concho Resources Inc.

•    EQT Corporation

•    Exco Resources Inc.

•    Newfield Exploration Company

•    Noble Energy Inc.

•    Pioneer National Resources Company

•    Plains Exploration & Production Company

•    QEP Resources Inc.

•    Quicksilver Resources, Inc.

•    Range Resources Corporation

•    Southwestern Energy Company

•    SM Energy Company

•    Ultra Petroleum

•    WXP Energy, Inc.

2011 Committee Activity

During 2011 the Committee held three regular meetings, one in each of February, July and October. The Committee also held three special meetings during 2011. The Committee held a special meeting in early January 2011 for the purpose of certifying the results for the performance share awards made in 2008 for the performance period January 1, 2008 to December 31, 2010.

At the February 2011 meeting, the Committee referenced the Fall 2010 competitive market study of the peer group by Meridian Compensation Partners, LLC (Meridian), the Committee’s independent compensation consultant. Based on the study and the CEO’s recommendations with respect to the other Company officers, the Committee determined 2011 salaries, bonus payouts for 2010 performance and the annual grant of long-term incentive awards for the officers of the Company. A detailed discussion of each item of compensation can be found below under “Elements of Compensation.”

Also at the February 2011 meeting and prior to making any compensation decisions, the Committee reviewed a spreadsheet of 2002-2010 wealth accumulation for each NEO. The Committee uses the wealth accumulation spreadsheets in lieu of tally sheets to review the impact of prior years’ compensation decisions. Lastly, at the February 2011 meeting, the Committee commenced discussion of the 2011 measurement criteria for the 2011 bonus plan.

The Committee held two special meetings in March 2011 for the purpose of refining and finalizing the 2011 measurement criteria for the 2011 bonus plan.

At the July 2011 meeting, the Committee reviewed an analysis of 2010 executive compensation reported by the Company’s peer group prepared by Meridian. This data was used by the Committee to evaluate the compensation decisions made by the peer group during 2010.

At the October 2011 meeting, the Committee reviewed an analysis prepared and presented by Meridian, on current compensation issues and trends and a 2011 competitive market study of executive compensation among the peer companies. This analysis is the precursor for the Committee’s review of all components of compensation in the following February meeting.

Elements of Compensation

Elements of In-Service Compensation

There are three major elements of the executive in-service compensation program: (1) base salary, (2) annual incentive bonus and (3) long-term incentive equity awards. Company perquisites are a minor element of the executive compensation program. This design generally mirrors the pay practices of the industry peer group. Each element is described below.

Mr. Dinges, the Company’s Chairman, President and Chief Executive Officer, has a significantly broader scope of responsibilities at the Company than the other named executive officers, as do his peers in the peer group. The difference in compensation for Mr. Dinges described below primarily reflects these differing responsibilities as valued by the peer companies and, except as described below, does not result from the application of different policies or decisions with respect to Mr. Dinges.

Base Salary

The Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The base salary of each executive, including the NEOs, is reviewed annually by the Committee. The CEO’s salary is established by the Committee (and ratified by the Board of Directors) and the other executives’ salaries are established jointly by the CEO and the Committee. Base salary is targeted for all executive positions near the median level of the peer group. Individual salaries take into account the Company’s annual salary budget, the individual’s levels of responsibility, contribution and value to the Company, individual performance, prior relevant experience, breadth of knowledge and internal and external equity issues. Base salary increases from 2010 to 2011 for the NEOs ranged from approximately 4% to 8%.

Name	2010 Base Salary	2011 Base Salary
Mr. Dinges	$600,000	$650,000
Mr. Schroeder	$365,000	$380,000
Mr. Cunningham	$270,000	$290,000
Mr. Hutton	$263,000	$274,000
Ms. Machesney	$261,000	$271,000

In 2011, the Committee reviewed two competitive market studies for compensation of the peer group (in July and October). Mr. Dinges’ 2011 base salary of $650,000 approximates the 60th percentile of the industry peer group for the 2011 competitive data. The base salaries of the other NEOs generally matched the median of peers in total, ranging individually from the 25th to 75th percentiles of their respective peers by position. The Committee views these salary levels as consistent with its compensation philosophy, given the ongoing changes in peer compensation levels and the intention of delivering a relatively higher percentage of CEO compensation through long-term incentives. The Committee took no additional action to revise base salaries during the year.

Annual Incentive Bonus

The annual incentive bonus opportunity is based upon the Company’s pay-for-performance philosophy. The opportunity provides the NEOs, as well as other executives and key employees, with an incentive in the form of an annual cash bonus to achieve overall business goals. The bonus opportunity is stated as a percentage of base salary and is set using the Committee’s philosophy to target bonus levels (as a percentage of base salary) consistent with the competitive market for executives in similar positions. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance to the Company during the coming year and motivate executives to achieve those goals. The 2011 measurement criteria were designed to drive value increases for the Company’s stockholders.

During 2011 the bonus opportunity at a 100% of target level payout for the NEOs was as follows:

Executive	Percentage of Salary	100% Payout Value
Mr. Dinges	100%	$650,000
Mr. Schroeder	90%	$342,000
Mr. Cunningham	70%	$203,000
Mr. Hutton	55%	$150,700
Ms. Machesney	50%	$135,500

In 2011, the measurement criteria were refined to provide an evaluation of value-generating metrics, to link related metrics to effectively measure the interrelated impacts of each metric on the Company, and to increase the overall payout potential for a breakout year, all while simplifying the calculation and reducing overall discretion. Also, the measurement criteria place a cap on the payment for performance for each metric at 275% of target payout, which allows for some additional benefit for above-range performance, but removes the potential of one metric creating a disproportionate payout. The metrics, their weightings and the payout ranges are highlighted in the table below.

		Payout (Percent of Target)
	Weighting	0%	Target	200%
Reserve Growth	25%	2%	7%	12%
Finding Costs	15%	$2.00	$1.66	$1.30
Production Growth	25%	25%	30%	35%
Unit Costs	15%	$4.86	$4.52	$4.20
Discretion	20%

	100%

The bonus criteria targets are established at the start of each year and based on the operating budget approved by the Board of Directors. The payout ranges are created at this same time. With respect to the discretionary components, the Compensation Committee evaluates key influences on Company performance not otherwise considered through the metrics. These may include the management of capital spending, environmental and safety performance, net income performance and organizational leadership. The Committee follows no formulaic structure relating to these factors. In general, the Committee expects to award the full 20% of the discretionary component in years when the Company meets internal and external performance expectations with respect to these factors. Acquisitions and divestitures are not part of establishing the target metrics because the Company does not budget these activities. When acquisition or divestiture activity occurs, the Committee assesses its impact and exercises its discretion to adjust for the impact.

Upon completion of each fiscal year, the CEO makes recommendations to the Committee for annual bonuses to be paid to each executive officer (other than the CEO) using the formula established for the program in that year.

Additional parameters for the 2011 annual incentive bonus include a payout multiplier of 1.5 times for each of two grouped metrics if the grouped metrics both achieve target, subject to the 275% maximum payout per metric. The grouped metrics are (1) Reserve Growth and Finding Costs, and (2) Production Growth and Unit Costs. These groupings were established as a check and balance to make sure a singular focus is not being made in one area at the cost/loss in another. Cash payouts from the plan can range from 0% to 250% of the targeted level of payout.

Actual performance under these metrics beat expectations for 2011 with all four metrics exceeding target and the upper boundary.

	Actual	Target	200%
Reserve Growth	12.3%	7%	12%
Finding Costs	$1.25	$1.66	$1.30
Production Growth	43.5%	30%	35%
Unit Costs	$4.08	$4.52	$4.20

The Company had proved reserves in excess of 3 Tcfe for the first time representing reserve growth of 12.3% in 2011. These reserves were added at a very efficient $1.25 per Mcfe. Production growth of 43.5% is the most ever generated by the Company by a significant margin, which helped drive down unit costs to the lowest level in seven years, even after adding a new expense category for transportation.

In reaching a conclusion on the discretionary metric, the Committee especially considered that the Company’s significant level of outperformance versus the measurement criteria was supported in fact by the corresponding substantial increase in the Company’s stock price. The Committee also found that the executives initiated effective strategies to manage capital, improve the balance sheet, and position the Company for continued long-term success. In light of these achievements, the Committee set an above-target score on the discretionary component of approximately 200%. The result of 2011 performance against all the bonus metrics, including the discretionary metric, was that the total bonus payout reached the program maximum of 250% of target.

Upon completion of each fiscal year, the Committee determines the CEO’s annual incentive bonus based on Company performance, the formula payout and the Board’s annual CEO performance evaluation. The independent directors of the Board discuss and ratify the CEO’s annual incentive bonus payment. The CEO’s bonus payment for 2011 was 250% of target.

Long-Term Incentives

All long-term incentives awarded in 2011 were made under the 2004 Incentive Plan, approved by the Company’s stockholders at the 2004 Annual Meeting of Stockholders and the performance goals of which were approved by the Company’s stockholders at the 2009 Annual Meeting of Stockholders. In 2011, the Committee employed two types of performance shares, traditional performance shares and hybrid performance shares, and stock appreciation rights (“SARs”) to provide long-term incentives to the Company’s NEOs. The SARs awarded in 2011 are payable in shares of Common Stock, thereby using fewer shares and minimizing dilution as compared to stock options. The award allocation to NEOs is designed to provide 40% of the targeted grant-date value from traditional performance shares, 40% from hybrid performance shares and 20% from SARs. The Committee believes this allocation delivers a long-term incentive program with a relatively stronger performance orientation than that observed at the peer companies. The total size of the long-term incentive awards is based on competitive practice and is generally targeted to fall within the 2nd highest quartile of the peer group. The Committee does not typically consider past long-term incentive awards, such as the amount of equity previously granted and outstanding, or the number of shares owned, when determining annual long-term incentive awards.

Traditional Performance Shares. In 2004, the Committee began shifting more value to performance shares instead of stock options due to: (i) the less dilutive impact of performance shares, and (ii) the fact that in an up market, stock options can increase in value, but Company performance can still lag the peer groups’ performance. The Committee believes that a relative comparison of performance against peers over a three-year period provides a better evaluation of how management performed under changing economic conditions. For these reasons, the Committee believes that the Company’s traditional performance share awards are a better measure of performance versus the peer group and appropriately link stock performance and compensation. For additional information about the traditional performance shares, see the table “Grants of Plan-Based Awards” below.

Hybrid Performance Shares. Due to restricted stock share limitations under the 2004 Incentive Plan and Section 162(m) tax considerations, in 2011 the Committee again used hybrid performance share awards instead of restricted stock. The hybrid performance shares vest one-third on each of the first, second and third anniversaries of the date of grant, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date. For additional information about the hybrid performance shares, see the table “Grants of Plan-Based Awards” below.

Stock Appreciation Rights (SARs). SARs were granted in 2011 with an exercise price equal to the fair market value on the date of grant. Consistent with the Company’s 2004 Incentive Plan, the SAR grant date is the date on which the Committee or the Board of Directors approves the award, and the fair market value is the average of the high and low trading prices of the Common Stock on the grant date. SAR awards, as well as all other executive equity awards, are generally made in February of each year at a pre-scheduled and in-person meeting of the Committee. Company management is given no discretion to choose the grant dates. The SARs vest one-third on each of the first, second and third anniversaries of the date of grant and have a seven-year term. Upon exercise, the executive receives Common Stock equal to the appreciated value of the award. This value is determined by subtracting the exercise price from the fair market value of each share on the exercise date and multiplying this result by the number of shares exercised. The resulting value (less any required tax withholding) is then divided by the fair market price on the date of exercise to determine the number of shares issued.

Personal Benefits and Perquisites

The Company provides the NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. The NEOs are provided with club membership dues, a Company-paid physical examination for the NEO and his or her spouse, a financial and tax planning stipend of up to $3,000 annually, life insurance, and spouse travel to certain business meetings. The aggregate cost to the Company of the perquisites and personal benefits described above for the NEOs for 2011 are included under “All Other Compensation” in the Summary Compensation Table below.

Other Compensation

The Company offers all of its employees, including the NEOs, standard benefits including medical and dental reimbursement, short-term and long-term disability plans, basic life and accident insurance and an employee assistance program. The Company offers a retirement program consisting of both qualified and non-qualified defined contribution savings plans. See “Elements of Post-Termination Compensation” below for further descriptions of these programs.

Impact of Regulatory Requirements

The Company’s performance shares, both traditional and hybrid, SARs and stock options (when used as a long-term incentive) are intended to constitute “qualified performance based compensation” as defined under Section 162(m) of the Internal Revenue Code, with the effect that the deduction disallowance of Section 162(m) should not be applicable to compensation paid to covered employees under the performance shares, SARs and stock option provisions. It is the Committee’s intent that the majority of long-term incentive awards will qualify under Section 162(m). In 2011, the Company was subject to disallowed deductions of $2.1 million as a result of the application of Section 162(m) to the payout of the terminated Supplemental Employee Retirement Plan discussed below.

In addition, in order to permit the Committee the flexibility to use subjective and discretionary components in setting annual cash incentive awards without the Company’s loss of deduction under Section 162(m), the Company uses a “negative discretion” plan for executive officers to whom Section 162(m) might be applicable. Under this plan, the Committee sets one or more financial or operating performance targets early in the year to create a bonus pool intended to meet the requirements of Section 162(m) for such executive officers and reserves the right to reduce or otherwise set the cash incentive amounts taking other factors into account. As a result, the Section 162(m) metrics are not the primary metrics used in determining the relevant cash incentive awards to these executive officers.

Clawback Provisions

The Company has not adopted express “clawback” provisions with respect to compensation elements which would allow the Company to recoup paid compensation from designated officers in the event of a financial restatement. Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to implement regulations requiring clawbacks and the Committee has deferred taking action on clawbacks in anticipation of these regulations. In light of the delay by the SEC in adopting such regulations, however, the Committee will consider adopting a form of clawback for executives in 2012.

Elements of Post-Termination Compensation

Pension Plan

In 2010, after a detailed assessment, the Company determined that the cost of providing benefits under its noncontributory defined benefit plan, together with the increasing regulatory and reporting burden, made it desirable to terminate the Pension Plan and replace it with an additional contribution to the Company’s Savings Investment Plan, as described below. In July 2010, the Company notified its employees, including the NEOs, that effective September 30, 2010 the Pension Plan would be frozen and liquidated. Distributions will be made to all qualifying employees, including the NEOs, following required regulatory filings to and approvals from the Pension Benefit Guaranty Corporation (PBGC) and the Internal Revenue Service (IRS). As of March [__], 2012, the Company had received approval from the PBGC and was still awaiting approval from the IRS. In connection with the Pension Plan termination, the Company allowed for an early retirement enhancement to the benefit to be received upon distribution for all participants under the age of 55.

Prior to September 2010, Company employees, including the NEOs, were provided with retirement income by the Company’s Pension Plan, which provided benefits based generally upon the employee’s years of service and the employee’s compensation levels, using the highest five consecutive years of the last ten consecutive years of employment. Compensation for the purposes of determining benefits under the Pension Plan consisted of the total taxable income, including base salary, annual, discretionary and sign-on bonuses, and any amounts by which an employee’s remuneration was reduced pursuant to voluntary salary reduction plans such as flexible spending/”cafeteria” style plans and 401(k) plans. Compensation excluded any amounts contributed by or on behalf of the Company to these plans or any other employee benefit plan sponsored by the Company, any income arising from stock compensation awards, nondeductible moving expenses, disability pay, severance pay and related amounts, taxable group term life insurance benefits, reimbursements, expense allowances, taxable fringe benefits and retention and relocation bonuses. Except in connection with the age 55 enhancement discussed above, no current participant was given any enhanced or extra years of service credit.

The Pension Plan provided for full vesting after five years of service. Benefits were automatically payable for the life of the employee on a single-life annuity basis if the retiree was unmarried or on a 50% joint and survivor basis if the retiree was married. Other benefit payment methods were available at the election of the employee. Benefits were not subject to any deductions for Social Security or other offset amounts. Lump sum conversions were based on the 1994 Group Annuity Reserves Table with rates blended 50% for males and females and an interest rate equal to the 30-year Treasury rate for the month of November in the year preceding the year of payment.

Savings Investment Plan

The Savings Investment Plan is a tax-qualified retirement savings plan in which all employees, including the NEOs, may participate. It allows participants to contribute the lesser of up to 50% of their annual salary, or the limit prescribed by the Internal Revenue Service, on a pre-tax basis. The Company matches 100% of the first six percent of a participant’s pre-tax contribution. Participants are 100% vested in the Company’s contributions after five years of service, vesting 20% per year.

In July 2010 the Company amended the Savings Investment Plan to allow the Company to make discretionary profit sharing contributions to all eligible employees, including the NEOs. Effective October 1, 2010, the Company commenced contributing 9% of an eligible employee’s, including an eligible NEO’s, salary and bonus into the Savings Investment Plan to replace the Company’s Pension Plan contributions. Participants are 100% vested in the Company’s contributions after five years of service, vesting 20% per year. The 9% contribution is approved annually by the Board of Directors and in October 2011, the Board approved continuation of the contribution for 2012.

Supplemental Employee Retirement Plan (“SERP”)

Prior to September 2010, the Company had entered into non-qualified and unfunded supplemental arrangements to supplement the benefits payable to certain officers, including the NEOs, to the extent benefits under the Pension Plan were limited by provisions of the Internal Revenue Code. The amount of the SERP was calculated using the same formula as was used for the qualified Pension Plan and was the difference between total compensation as defined in the Pension Plan (as if certain defined benefit limits were not imposed) and the qualified benefit. Effective September 30, 2010, the Company terminated the SERP program as it was no longer necessary as a result of the Company’s termination of the Pension Plan. As a result of such termination, distributions of SERP benefits to certain officers, including the NEOs who were entitled to benefits, were made in December 2011.

Deferred Compensation Plan

The Deferred Compensation Plan provides supplemental retirement income benefits for the officers of the Company, including the NEOs, through voluntary deferrals of salary, bonus and certain long-term incentives. It also allows for the Company to provide its full 6% percent match and 9% Company non-elective contribution when Company contributions of the matching amount cannot be made to the Company 401(k) Plan due to Internal Revenue Code limitations. The plan allows the officers to defer the receipt and taxation on income until retirement from the Company. The Company makes no additional contributions to, nor does it pay in excess of market interest rates on, the Deferred Compensation Plan. Amounts deferred by an officer under the Deferred Compensation Plan are held and invested by the Company in various mutual funds and other investment options selected by the officer at the time of deferral. For additional information about the Deferred Compensation Plan, including the investment options and the manner of distributions, see “Non-Qualified Deferred Compensation” below.

Retiree Medical Coverage

The Company provides certain health benefits for retired employees, including the NEOs, including their spouses, eligible dependents and surviving spouses. The health care plans are contributory with participants’ contributions adjusted annually. Employees become eligible for this benefit if they meet certain age and service requirements at retirement.

Change in Control Agreements

The Company has entered into change in control agreements with the NEOs and with certain other senior officers of the Company. This program has been in place since 1995, with some modifications in 2001. At both of these time frames, many industry peers had change in control benefits. When approving the plan in 1995 and the modifications in 2001, the Committee reviewed the features of comparable programs offered by the peer group and others in the industry and applied its judgment to determine whether the level of payments and other benefits, and the circumstances that trigger the payment or provision of benefits, under these agreements were necessary to meet the Committee’s objectives of encouraging such employees to remain employed and to carry out their duties with the Company in the event of a change in control of the Company and during circumstances suggesting a change in control might occur. The program was again slightly modified in 2008 primarily to address Section 409A of the Internal Revenue Code. In 2010, the Committee adopted a policy to exclude excise tax gross-up provisions from newly adopted change in control agreements. The Committee believes this program is important to maintaining strong leadership and to encourage retention in these situations. For a more detailed discussion of the change in control program, see “Potential Payments Upon Termination or Change In Control” below.

As noted under “Pension Plan” above, effective September 30, 2010, the Company terminated the Pension Plan in which all of our eligible employees, including the NEOs, participated. In connection with that action and as described above under “Supplemental Employee Retirement Plan,” the Company also terminated the SERP in which certain officers, including the NEOs, participated. As a result, no further benefits will be accrued under either the Pension Plan or the SERP. As a result of the termination of these plans, executive officers are no longer entitled to the additional pension benefits under their change in control agreements that had previously applied in the event of some terminations of employment.

The Committee generally views the potential payments and benefits under the change in control agreements as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive other than elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation.

Stock Ownership Guidelines

In February 2006, the Corporate Governance and Nominations Committee of the Board of Directors adopted stock ownership guidelines for the officers and directors of the Company. These stock ownership guidelines were thereafter approved by the Board of Directors. As increased by the Corporate Governance and Nominations Committee in February 2012, the Chief Executive Officer and the Chief Financial Officer are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated six times their base salary. Directors are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated five times their annual retainer. All other Vice Presidents are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated three times their base salary. All of the NEOs are in compliance with the stock ownership guidelines, with the exception of Mr. Cunningham. Mr. Cunningham became an officer of the Company in 2010 and is expected to hold 30% of the after-tax shares received upon vesting or exercise of an equity award until such time as he has accumulated three times his base salary.

CEO Compensation and Performance-Based Pay

For the past several years Cabot has been an industry leader in maintaining consistent and disciplined performance-based compensation programs. In 2011 and in prior years, program payouts to executives have reflected the financial and operating results achieved and the total returns delivered to shareholders.

The Committee has not significantly increased the CEO’s targeted long-term incentive award value as a percentage of salary over the past several years. With each of these recent awards the eventual payment received will be based on performance achieved after the grant. Specific demonstrations of this performance alignment as shown in the CEO’s compensation include:

•

Since 2004, the Company has awarded 40% of an executive’s long-term incentive opportunity through performance shares payable solely on the basis of Cabot’s total shareholder return relative to its industry peer group. Less than 40% of Cabot’s industry peers currently maintain a similar “relative returns” program, and Cabot was among the first to implement one. Since the program started in 2004, Cabot’s frequent top-quartile performance has at times generated above-target payments for executives. The CEO’s awards and the relative performance achieved for the two most recently completed performance periods plus the current ranking for the two remaining unvested awards are as follows:

Performance Periods	Target Value Awarded to the CEO (1)	Peer Rank Achieved (Payout Percent)	Payment Earned or Payable Based on Rank Achieved	Percent of Target Earned or Payable (2)
2008-2010	$1,895,808	9/17 (75%)	$1,090,080	57.5%
2009-2011	$1,626,883	3/17 (167%)	$9,364,170	575.6%
2010-2012 (3)	$1,688,775	2/17 (200%)	$6,261,750	370.8%
2011-2013 (3)	$1,782,401	1/17 (200%)	$6,633,205	372.2%

(1)	Target value based on number of performance shares awarded multiplied by the closing stock price at grant.

(2)	Percent of Target Earned considers both the payout percent earned and share price appreciation delivered.
(3)	These performance periods are in progress; returns, rank and payment are based on results and closing stock prices through December 30, 2011.

•

The Company awards 20% of an executive’s long-term incentive opportunity through SARs that only generate compensation value to the extent the Company’s stock price appreciates from the award date. Based on the closing price of the Company’s stock on December 30, 2011, recent SAR awards have in-the-money value commensurate with the positive stock price performance achieved. Shares and share prices discussed in this proxy statement have been adjusted to reflect our two-for-one stock split, in the form of a stock dividend, effective as of January 26, 2012.

Award Years	Stock Price at Date of Grant	Target Value Awarded to the CEO (1)	Share Price Appreciation Since Grant (2)	Current In-the-Money Value (3)	In-the-Money Value as a Percent of Target Value
2008	$24.24	$605,287	56.6%	$1,093,572	180.7%
2009	$11.31	$731,264	235.5%	$4,166,638	569.8%
2010	$20.27	$736,793	87.3%	$1,374,478	185.5%
2011	$20.37	$854,895	86.3%	$1,587,017	215.4%

(1)	As disclosed in the Company’s financial statements based on a Black Sholes valuation at grant.
(2)	Based on $37.95 closing price as of December 30, 2011.
(3)	Includes both vested (exercisable) and unvested (unexercisable) values.

•

The Company awards 40% of an executive’s long-term incentive value through hybrid performance shares that require threshold achievement based on a financial metric (see “Hybrid Performance Shares” above). Cabot is one of the only industry peer companies where all full-value share awards have performance-vesting requirements. To date, all of the CEO’s hybrid performance share awards have satisfied the required performance criteria at their scheduled vesting date.

Cabot plans to continue to award compensation opportunities that require meaningful absolute and relative stock performance to deliver targeted pay levels.

Conclusion

The Committee and the Company believe these executive compensation policies and programs effectively serve the interests of the stockholders and the Company. The Committee has worked over the years to devise, manage and provide an executive compensation program that meets its intended objectives and contributes to the Company’s overall success.

2011 Say on Pay Vote

96.13% of our stockholders who voted at the 2011 Annual Meeting approved the compensation paid to our NEO’s. The Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. The Committee maintained in 2011 the same compensation practices it used in 2010. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

Compensation Consultant

The Committee employs the services of an executive compensation consultant. In 2011, the Committee engaged Meridian as its independent consultant, and Meridian has also been retained by the Committee for 2012. Meridian is responsible for preparing and presenting a comprehensive competitive market study of the compensation levels and practices for a group of industry peers. The Committee-approved industry peer group is listed and described in more detail above at “Industry Peer Group.” Meridian is also responsible for preparing and presenting an outside director compensation study using the same industry peer group. The Committee relies on Meridian for input on pay philosophy, current market trends, legal and regulatory considerations and prevalence of benefit and perquisite programs. A representative of Meridian attends all regular meetings of the Committee and participates in most executive sessions.

The Committee believes Meridian is independent of management. Meridian works exclusively for the Committee and generally performs no services directly for management. Management does not retain the services of a compensation consultant.

Role of Executives in Establishing Compensation

The President and CEO, the Vice President and CFO, and the Vice President, Managing Counsel and Corporate Secretary each play a role in the Company’s compensation process. With the benefit of Meridian’s competitive market study, the CEO makes compensation recommendations to the Committee for the other officers of the Company, but not for his own compensation. The CEO considers internal pay equity issues, individual performance and Company performance in making his recommendations to the Committee. The Vice President and CFO makes recommendations to the CEO for the officers who are his direct reports. The Human Resources Department provides the Committee survey data from a wider group of companies in the energy sector than the industry peer group described above, which the Committee uses for evaluation of non-executive compensation, and general administrative support implementing the Committee’s decisions. The executives listed above, together with the Vice President, Managing Counsel and Corporate Secretary, prepare materials and agenda for the Committee meetings and also prepare the long-term equity plans as directed by the Committee for its review and consideration. Certain of the noted officers attend the Committee meetings; however, the officers are generally excused from the meetings to enable the Committee to meet privately in executive session, both with and without the compensation consultant. The Committee has delegated to management authority to administer the long-term incentive plans in accordance with the terms and conditions of the plans, the specific award agreements and the specific individual awards approved by the Committee.

Executive Compensation Business Risk Review

The ownership stake in the Company provided by our equity-based compensation, the extended vesting of these awards and our stock ownership guidelines are designed to align the interests of our NEO’s with our shareholders and promote executive retention. At the same time, the Committee believes, with the concurrence of its independent consultant, that, as a result of our focus on long-term incentive compensation, our use of different types of long-term incentives, the metric diversification and capped opportunities in our annual bonus plan, and our stock ownership guidelines, the Company’s executive compensation program does not encourage our management to take unreasonable risks related to the Company’s business.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the above Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

William P. Vititoe, Chairman

Rhys J. Best

David M. Carmichael

James R. Gibbs

P. Dexter Peacock

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the CEO, the CFO and the next three most highly compensated executive officers (“NEOs”) for the fiscal year ended December 31, 2011. Shares and share prices discussed in this proxy statement have been adjusted to reflect our two-for-one stock split, in the form of a stock dividend, effective as of January 26, 2012.

Cash bonus amounts paid under the Company’s 2004 Incentive Plan, which are listed in the column titled “Non-Equity Incentive Plan Compensation,” were determined by the Committee at its February 16, 2012 meeting for 2011 performance and, to the extent not deferred by the executive, were paid out shortly thereafter. For additional information about Non-Equity Incentive Plan Compensation, see “Annual Incentive Bonus” above.

2011 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Stock Awards ($) (2)		Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($) (4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)		All Other Compensation ($) (6)		Total ($)
Dan O. Dinges Chairman, President and Chief Executive Officer	2011 2010 2009	$ $ $	641,667 595,833 575,000		0 0 0	$ $ $	3,144,873 2,957,072 2,896,318	$ $ $	854,895 736,793 731,264	$ $ $	1,625,000 1,200,000 948,750	$ $ $	18,270 1,474,945 369,758	$ $ $	200,032 56,137 30,679	$ $ $	6,484,737 7,020,780 5,551,769

Scott C. Schroeder Vice President, Chief Financial Officer and Treasurer	2011 2010 2009	$ $ $	377,500 362,500 350,000		0 0 0	$ $ $	1,130,721 1,108,680 1,089,249	$ $ $	307,377 276,061 274,984	$ $ $	855,000 620,500 462,000	$ $ $	44,279 888,298 177,802	$ $ $	122,234 49,815 32,587	$ $ $	2,837,111 3,305,854 2,386,622

Jeffrey W. Hutton Vice President, Marketing	2011 2010 2009	$ $ $	272,167 261,166 252,000	$ $	0 25,000 22,100	$ $ $	434,627 439,486 431,719	$ $ $	118,148 109,400 109,021	$ $ $	376,750 263,000 207,900	$ $ $	51,684 1,108,873 214,064	$ $ $	77,033 37,339 29,211	$ $ $	1,330,409 2,244,264 1,266,015

G. Kevin Cunningham Vice President and General Counsel	2011		$286,667		0		$353,373		$96,063		$507,500		0		$82,016		$1,325,619

Lisa A. Machesney Vice President, Managing Counsel and Corporate Secretary	2011 2010	$ $	269,333 259,500		0 0	$ $	371,005 379,094	$ $	100,856 94,422	$ $	338,750 261,000	$ $	52,060 981,014	$ $	75,687 44,932	$ $	1,207,691 2,019,962

(1)	Cash bonuses paid pursuant to the 2004 Incentive Plan for 2011 annual performance are listed under the column “Non-Equity Incentive Plan Compensation.”

(2)	The amounts in this column reflect the grant date fair value with respect to performance share awards for the relevant fiscal year in accordance with the FASB ASC Topic 718. The grant date fair value of these awards was computed by using the average of the Company’s high and low stock trading price on the date of grant. The grant date fair values per share used to compute the amounts in this column are as follows:

Grant Date	Grant Date Fair Value per Share	Award Types Included
February 19, 2009	$11.31	Hybrid Performance Shares
February 18, 2010	$20.27	Hybrid Performance Shares
February 17, 2011	$20.28	Hybrid Performance Shares

Traditional performance shares granted on February 19, 2009, February 18, 2010 and February 17, 2011 were valued using a Monte Carlo model and the grant date fair values per share used for financial reporting purposes were $8.82, $16.05 and $15.62 respectively. Assumptions used in the Monte Carlo model for these grants, as well as additional information regarding accounting for performance share awards, are included in Note 11 of the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K.

The grant date fair values of traditional performance shares granted in 2011, 2010, and 2009, at target value (100% of award) and at maximum value assuming the highest level of performance is achieved (200% of award) are as follows:

	Dinges		Schroeder		Hutton		Cunningham		Machesney
	Target	Maximum	Target	Maximum	Target	Maximum	Target	Maximum	Target	Maximum
2011	$1,364,657	$2,729,315	$490,655	$981,309	$188,598	$377,196	$153,339	$306,679	$160,991	$321,981
2010	$1,323,713	$2,647,425	$496,272	$992,544	$196,712	$393,423	—	—	$169,756	$339,512
2009	$1,291,617	$2,583,235	$485,789	$971,578	$192,552	$385,105	—	—	—	—

(3)	The amounts in this column reflect the grant date fair value with respect to Stock Appreciation Rights (“SARs”) for the relevant fiscal year, in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 of the Notes to the Consolidated Financial Statements included in the Form 10-K. SARs have not been repriced or otherwise materially modified.

(4)	The amounts in this column reflect cash incentive awards to the NEOs under the 2004 Incentive Plan, which is discussed in detail above under “Annual Incentive Bonus.”

(5)	The amounts in this column reflect the actuarial increase in the present value of the NEOs benefit under the Company’s Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Both the Pension Plan and the Supplemental Employment Retirement Plan (“SERP”) were terminated in 2010 as discussed above under “Elements of Post-Termination Compensation-Pension Plan” and “-Supplemental Employment Retirement Plan”. Amounts under the SERP were distributed to the NEO’s in December 2011 as follows: Mr. Dinges received $1,552,756; Mr. Schroeder received $1,048,907; Mr. Hutton received $1,055,545; Mr. Cunningham received $0 and Ms. Machesney received $959,766. There were no above-market or preferential earnings on deferred compensation.

(6)	The amounts in this column include the Company’s matching contribution to the Savings Investment Plan (401(k) Plan), which is discussed above under “Elements of Post-Termination Compensation.” For 2011, such contribution totaled $14,700 for each NEO. The amounts also include the 9% Company retirement contribution to the Savings Investment Plan (or Deferred Compensation Plan, to the extent in excess of the qualified plan limits). Such contribution for 2011 totaled $165,750 for Mr. Dinges, $89,820 for Mr. Schroeder, $50,415 for Mr. Hutton, $54,960 for Mr. Cunningham and $44,094 for Ms. Machesney. The amounts also include for each NEO some or all of the following:
•	Premiums paid on executive term life insurance
•	Club dues
•	Executive physical examination for the NEOs and their spouses
•	A financial and tax planning stipend of up to $3,000 per year
•	Personal use of an administrative assistant and/or event tickets
•	Personal use of Company jet
•	Spouse travel to certain business meetings

Grants of Plan-Based Awards

The table below reports all grants of plan-based awards made during 2011. All grants of awards were made under the Company’s 2004 Incentive Plan. Shares and share prices discussed in this proxy statement have been adjusted to reflect our two-for-one stock split, in the form of a stock dividend, effective as of January 26, 2012.

2011 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price Of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#) (2)	Maximum (#) (3)
Dan O. Dinges	02/17/11	$0	$650,000	$1,625,000
	02/17/11				0	87,394	174,788				$1,364,657
	02/17/11					87,394					$1,780,216
	02/17/11								90,274	$20.37	$854,895
Scott C. Schroeder	02/17/11	$0	$342,000	$855,000
	02/17/11				0	31,422	62,844				$490,655
	02/17/11					31,422					$640,066
	02/17/11								32,458	$20.37	$307,377
Jeffrey W. Hutton	02/17/11	$0	$150,700	$376,750
	02/17/11				0	12,078	24,156				$188,598
	02/17/11					12,078					$246,029
	02/17/11								12,476	$20.37	$118,148
G. Kevin Cunningham	02/17/11	$0	$203,000	$507,500
	02/17/11				0	9,820	19,640				$153,339
	02/17/11					9,820					$200,033
	02/17/11								10,144	$20.37	$96,064
Lisa A. Machesney	02/17/11	$0	$135,500	$338,750
	02/17/11				0	10,310	20,620				$160,991
	02/17/11					10,310					$210,015
	02/17/11								10,650	$20.37	$100,856

(1)	Amounts in this column represent a bonus payout of 250% of target. See discussion of the bonus factor applicable to the Annual Incentive Bonus above under “Annual Incentive Bonus.”

(2)	The second amount in this column for each NEO represents 100% of hybrid performance shares which vest one-third on each of the first, second and third anniversaries of the date of grant, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date.

(3)	Amounts in this column represent 200% of the targeted traditional performance shares. Amounts earned in excess of 100% are paid in cash based on the average of the high and low trading prices of a share of Common Stock at the end of the performance period. See discussion of the additional terms of the performance shares below.

(4)	Amounts in this column represent SARs that vest one-third on each of the first, second and third anniversaries following the date of grant and have a seven year term. The exercise price of the SARs shown is the average of the high and low trading prices of the Common Stock on the award date, as required by the 2004 Incentive Plan. The closing market price of the Common Stock on the date of grant, February 17, 2011, was $20.37.

(5)	The amounts in this column reflect the grant date fair value of the traditional performance shares, the hybrid performance shares and the SARs granted in 2011, as computed in accordance with ASC Topic 718. The traditional performance share awards were valued using a Monte Carlo model and the grant date fair value per share used for financial reporting purposes was $15.615. The hybrid performance share awards were valued by using the average of the Company’s high and low stock trading price on the date of grant which was $20.37. SARs were valued using a Black-Scholes model and the grant date fair value per share used for financial reporting purposes was $9.47. Additional assumptions used in the Monte Carlo model for performance shares and the Black-Scholes model for SARs, as well as other assumptions used in the calculation of these amounts, are included in footnote 11 of the Notes to the Consolidated Financial Statements included in the Form 10-K.

The traditional performance shares awarded in 2011 have a three-year performance period, which commenced January 1, 2011 and ends December 31, 2013. Each performance share represents the right to receive, after the end of the performance period, from 0 to 200% of a share of Common Stock (with amounts over 100% paid in cash), based on the Company’s performance. The performance criteria that determines the payout per performance share is the relative total shareholder return on the Company’s Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period, plus dividends (on a cumulative reinvested basis). The comparator group consists of the companies listed above under “Industry Peer Group”. If any member of the comparator group ceases to have publicly traded common stock or if as a result of other business transactions becomes incomparable, it will be removed from the comparator group and a replacement company will be added by the Compensation Committee.

After the end of the performance period, the Company will issue shares of Common Stock and pay cash in respect of each performance share based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

Company Relative Placement	Percent Performance Shares	Value Consideration
1-2 (highest)	200%	100% stock / 100% cash
3	185%	100% stock / 85% cash
4	170%	100% stock / 70% cash
5	155%	100% stock / 55% cash
6	140%	100% stock / 40% cash
7	125%	100% stock / 25% cash
8	110%	100% stock / 10% cash
9	100%	stock
10	90%	stock
11	75%	stock
12	60%	stock
13	45%	stock
14	30%	stock
15	15%	stock
16-17 (lowest)	0%

As noted above, in the event of a relative ranking of 1 through 8, corresponding to a percentage payout above 100%, a share of performance stock will entitle the participant to receive one full share of Common Stock with respect to the first 100% of the payout and the balance of the payout in cash, in an amount based on the fair market value of a share of Common Stock at the end of the performance period.

If a participant is not an employee on the last day of the performance period due to death, disability or retirement, Common Stock will be issued on the original performance period schedule and the level of payout will be determined as with all other participants, except that (i) if the participant retires and thereafter accepts an offer of employment from a competitor at any time prior to the receipt of Common Stock, the participant will forfeit the right to receive such Common Stock and (ii) in the case of a retirement, the participant must be an employee on September 30th of the year the award is granted in order to continue vesting in the award. If a participant is not an employee on the last day of the performance period due to any other voluntary or involuntary termination, no shares of Common Stock will be issued in respect of the participant’s performance share award unless otherwise determined by the Compensation Committee. Prior to the issuance of shares of Common Stock in respect of a performance share award, the participant will have no right to vote or receive dividends on the shares. The performance share award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change In Control (as defined) all unvested performance shares shall vest to the extent of actual performance as of the Change In Control. Actual performance as of the Change In Control is based on the greater of (i) total shareholder return through the end of the month prior to the Change In Control or (ii) total shareholder return through the end of the month prior to the Change In Control calculated using the value realized by shareholders in the Change In Control event. In the event the Company ceases to have publicly traded Common Stock as a result of a business combination or other extraordinary transaction, the performance period will be terminated effective upon the date of such cessation. The Committee certifies the results of the performance share awards prior to the issuance of Common Stock.

The hybrid performance shares awarded in 2011 vest one-third on each of the first, second and third anniversaries of the date of grant, provided the Company has $100 million or more operating cash flow in the fiscal year prior to the vesting date. If the performance metric is not met, then the respective tranche of hybrid performance shares will be forfeited. Unvested hybrid performance shares will be forfeited if, during the three-year vesting period, the executive voluntarily leaves the Company. In the event of an involuntary termination by the Company, the Compensation Committee will determine whether the unvested hybrid performance shares will be forfeited. In the event of an employment termination due to death, disability or retirement, all unvested hybrid performance shares will vest in accordance with the original vesting schedule except that (i) if the participant retires and thereafter accepts an offer of employment from a competitor at any time prior to the receipt of hybrid performance shares, the participant will lose the right to receive such hybrid performance shares and (ii) in the case of a retirement, the participant must be an employee on September 30th of the year the award is granted in order to continue vesting in the award. Prior to vesting, the participant has no right to vote or receive dividends on such shares. The hybrid performance shares may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change In Control (as defined), the unvested hybrid performance shares shall vest.

The SARs awarded in 2011 vest one-third on each of the first, second and third anniversaries of the date of grant and have a seven year term. Unvested SARs will be forfeited and vested SARs must be exercised within ninety days if the executive voluntarily leaves the Company. In the event of an involuntary termination by the Company, the Compensation Committee may extend the exercise period for vested SARs from 90 days to 36 months. In the event of an employment termination due to death, disability or retirement, all SARs will vest except that (i) if the participant retires and thereafter accepts an offer of employment from a competitor at any time prior to the exercise of the SARs, the participant will lose the right to exercise any remaining SARs and the remaining SARs shall be forfeited and (ii) in the case of a retirement, the participant must be an employee on September 30th of the year the award is granted in order to continue vesting in the award. The SAR award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change In Control (as defined) all unvested SARs shall vest and remain exercisable throughout the term of the SAR, provided the Company’s stock is still trading on a national stock exchange.

In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, share combination or other change in the corporate structure of the Company affecting the performance shares or the SARs, the number of performance shares and SARs shall be equitably adjusted by the Compensation Committee to prevent dilution or enlargement of rights.

For additional information about the treatment of certain of Mr. Dinges’ awards in the event of an employment termination, see “Potential Payments Upon Termination or Change In Control” below.

Outstanding Equity Awards at Fiscal Year-End

The table below reports for each NEO outstanding equity awards at December 31, 2011. Shares and share prices discussed in this proxy statement have been adjusted to reflect our two-for-one stock split, in the form of a stock dividend, effective as of January 26, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($ ) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
Dan O. Dinges	182,600		-	$11.90	2/23/2013
	74,000		-	$17.61	2/22/2014
	79,750		-	$24.24	2/20/2015
	104,280	52,140	-	$11.31	2/19/2016
	25,906	51,814	-	$20.27	2/18/2017
		90,274	-	$20.37	2/17/2018
								316,394	$12,007,152
								188,407	$7,150,046
Scott C. Schroeder	60,000		-	$11.90	2/23/2013
	24,400		-	$17.61	2/22/2014
	32,400		-	$24.24	2/20/2015
	39,212	19,608	-	$11.31	2/19/2016
	9,706	19,414	-	$20.27	2/18/2017
		32,458	-	$20.37	2/17/2018
								117,452	$4,457,303
								69,348	$2,631,757
Jeffrey W. Hutton	33,200		-	$11.90	2/23/2013
	13,200		-	$17.61	2/22/2014
	12,900		-	$24.24	2/20/2015
	15,546	7,774	-	$11.31	2/19/2016
	3,846	7,694	-	$20.27	2/18/2017
		12,476	-	$20.37	2/17/2018
								46,178	$1,752,455
								27,111	$1,028,862
G. Kevin Cunningham		10,114	-	$20.37	2/17/2018
						10,000	$379,500
								9,820	$372,669
								9,820	$372,669
								6,000	$227,700
Lisa A. Machesney	13,200		-	$17.61	2/22/2014
	12,900		-	$24.24	2/20/2015
	15,546	7,774	-	$11.31	2/19/2016
	3,320	6,640	-	$20.27	2/18/2017
		10,650	-	$20.37	2/17/2018
								42,730	$1,621,604
								24,244	$920,059

(1)	Amounts in this column represent the exercisable portion of SARs granted in various years, all of which vest ratably on the first, second and third anniversaries of the date of grant and have a seven-year term.

(2)	Amounts in this column represent the unexercisable portion of SARs granted in various years, all of which vest ratably on the first, second and third year anniversaries of the date of grant and have a seven year term. Mr. Cunningham commenced receiving SAR awards in 2011.

(3)	Shares reported in this column are time-vested restricted stock. The shares vest on November 16, 2012.

(4)	The first amount in this column for each NEO, is traditional performance share awards. The terms and conditions of the traditional performance share awards are described above. The performance shares vest, if at all, for each executive as follows (assuming 100% payout):

Date	Dan O. Dinges	Scott C.Schroeder	Jeffrey W. Hutton	G. Kevin Cunningham	Lisa A. Machesney
12/31/2011	146,500	55,100	21,840	-	21,840
12/31/2012	82,500	30,930	12,260	-	10,580
12/31/2013	87,394	31,422	12,078	9,820	10,310

The second amount in this column for each NEO is hybrid performance shares. The terms and conditions of the hybrid performance share awards are described above. The hybrid performance shares vest, if at all, for each executive as follows:

Date	Dan O. Dinges	Scott C. Schroeder	Jeffrey W. Hutton	G. Kevin Cunningham	Lisa A. Machesney
2/19/2012	47,280	17,780	7,047	-	7,047
2/18/2012	26,867	10,073	3,993	-	3,443
2/17/2012	29,131	10,474	4,026	3,273	3,437
2/18/2013	26,867	10,073	3,993	-	3,443
2/17/2013	29,131	10,474	4,026	3,273	3,437
2/17/2014	29,131	10,474	4,026	3,274	3,437

(5)	For Mr. Cunningham, the third amount in this column represents performance shares with a performance period of January 1, 2010 to December 31, 2012.

(6)	Market value is based on $37.95 per share closing price on December 30, 2011.

Option Exercises and Stock Vested

The table below reports exercised stock options and a performance share payout during 2011. Shares and share prices discussed in this proxy statement have been adjusted to reflect our two-for-one stock split, in the form of a stock dividend, effective as of January 26, 2012.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Dan O. Dinges	-	-	57,600	$1,087,920
Scott C. Schroeder	-	-	19,500	$ 368,306
Jeffrey W. Hutton	-	-	7,726	$ 145,906
G. Kevin Cunningham	-	-	-	-
Lisa A. Machesney	33,200	$1,040,820	7,726	$ 145,906

(1)	Includes the number of shares and value realized for performance shares, the performance period for which was January 1, 2008 through December 31, 2010 and which paid out at 75% of target upon the Compensation Committee’s certification of the results on January 3, 2011.

Pension Benefits Table

The table below reports the present values of accumulated benefits payable to each NEO, including the number of years of service credited to each NEO, under the Company’s qualified Pension Plan. The table below also reports payments to the NEOs of the non-qualified Supplemental Executive Retirement Plan benefits. Additional information regarding the Pension Plan and the Supplemental Executive Retirement Plan can be found above under “Elements of Post-Termination Compensation.” The Pension Plan and associated SERP were frozen and terminated on September 30, 2010.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)		Payments During Last Fiscal Year ($)
Dan O. Dinges	Cabot Oil & Gas Corporation Pension Plan	9.00	$370,452		—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	—	$651,240	(2)	$1,552,756
Scott C. Schroeder	Cabot Oil & Gas Corporation Pension Plan	14.92	$419,764		—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	—	—		$1,048,907
Jeffrey W. Hutton	Cabot Oil & Gas Corporation Pension Plan	25.50	$935,152		—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	—	—		$1,055,545
G. Kevin Cunningham	Cabot Oil & Gas Corporation Pension Plan	—	—		—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	—	—		—
Lisa A. Machesney	Cabot Oil & Gas Corporation Pension Plan	25.33	$900,788		—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	—	—		$959,735

(1)	The amounts in this column reflect the same assumptions used for financial statement reporting purposes under generally accepted accounting principles. The assumptions used in the calculation of these amounts are included in footnote 5 to the Notes to the Consolidated Financial Statements and in Management’s Discussion and Analysis of Financial Conditions and Results of Operations, under “Long-Term Employee Benefit Costs,” included in the Company’s Form 10-K. The Pension Plan and associated SERP were frozen and terminated on September 30, 2010. Accumulated benefits were calculated as of December 31, 2011.

(2)	Distributable to former spouse pursuant to Qualified Domestic Relations Order.

Non-Qualified Deferred Compensation

The table below reports NEO contributions, a Company contribution, earnings, and aggregate balances in the Company’s Deferred Compensation Plan for 2011.

2011 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($) (5)
Dan O. Dinges	-	$147,950	$2,917,240	$1,977,990	(4)	$7,290,303
Scott C. Schroeder	-	$72,020	$2,134,498	-		$4,698,917
Jeffrey W. Hutton	-	$32,615	$69	-		$706,787
G. Kevin Cunningham	-	$37,160	$2	-		$37,162
Lisa A. Machesney	$40,400	$26,294	$5,889	-		$394,971

(1)	Amounts reported in this column are included in the Summary Compensation Table as salary and non-equity incentive plan compensation, as applicable.

(2)	Amounts reported in this column are included in the Summary Compensation Table as all other compensation.

(3)	Amounts reported in this column are not included in the Summary Compensation Table.

(4)	Distribution pursuant to a Qualified Domestic Relations Order.

(5)	The following amounts in this column were previously reported in prior years’ summary compensation tables as salary, stock awards and non-equity incentive plan compensation, as applicable:

Dan O. Dinges	$472,375
Scott C. Schroeder	$1,349,077
Jeffrey W. Hutton	$152,000
G. Kevin Cunningham	$0
Lisa A. Machesney	$113,950

Up to 100% of salary and annual incentive bonus are permitted to be deferred into the Deferred Compensation Plan, subject to payment of Social Security, Medicare, incomes taxes (on compensation not deferred) and employee benefit plan withholding requirements. Prior to June 1, 2008, traditional performance shares were permitted to be deferred into the Deferred Compensation Plan. The Company also makes contributions to make up for certain matching and profit-sharing contributions which, due to IRS limitations, cannot be contributed to the Company’s tax-qualified Savings Investment Plan (401(k) Plan). Earnings on the deferred balances are determined by the executive’s investment selections at the time of deferral. The Company holds deferred amounts and earnings thereon as corporate assets, which are invested as elected by the executive. For 2011, the investment options and their respective rates of return follow:

Fund Name	Rate of Return	Fund Name	Rate of Return
Fidelity Retirement Money Market	.01%	FID Freedom K 2000	2.07%
Fidelity Spartan U.S. Bond Index	7.67%	FID Freedom K 2005	.36%
Oakmark Equity & Income	.64%	FID Freedom K 2010	-.19%
Oakmark Fund I	1.82%	FID Freedom K 2015	-.34%
Davis NY Venture	-4.55%	FID Freedom K 2020	-1.24%
Spartan 500 Index	2.03%	FID Freedom K 2025	-2.50%
Fidelity Capital Appreciation	-2.49%	FID Freedom K 2030	-3.09%
Lord Abbett Mid Cap Value	-3.64%	FID Freedom K 2035	-4.63%
Calamos Growth A	-8.84%	FID Freedom K 2040	-4.64%
Fidelity Small Cap Stock	-15.60%	FID Freedom K 2045	-4.95%
Fidelity Int’l Discovery	-15.11%	FID Freedom K 2050	-5.50%
Cabot Oil & Gas Common Stock	100.96%	FID Freedom K Income	2.12%

Distributions from the Deferred Compensation Plan are based on the executive’s election at the time of deferral. Distribution elections may be modified provided that the modification is made at least one year prior to the original time elected and the new election is moved out at least five years past the original time-based distribution election. Distribution elections can only be delayed not accelerated.

Potential Payments Upon Termination or Change In Control

The tables below reflect the compensation payable to each NEO upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of December 31, 2011, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Change In Control Benefits

The Company has entered into change in control agreements with each NEO and certain other senior officers of the Company. The Committee believes that these agreements encourage these executives to remain employed and to carry out their duties with the Company in the event of a change in control of the Company and during circumstances suggesting a change in control might occur. The Committee believes this program is important to maintaining strong leadership in those situations.

The agreements provide that, in the event of a change in control or in the event deemed to be in anticipation of a change in control, the executives will receive certain benefits in the event that their employment is terminated within two years of such event. The executive will receive these benefits unless termination is:

•	for cause,
•	voluntary on the part of the executive, but not a constructive termination, or
•	because of death or disability.

Benefits under the change in control agreements generally include:

•	a lump-sum cash payment equal to three times the sum of
¡	the executive’s base salary in effect immediately prior to the change in control or the executive’s termination, whichever is greater, and
¡

the greater of (1) the executive’s target bonus for the year during which the change in control occurred or, if greater, the year during which the executive’s termination occurred or (2) the executive’s actual bonus paid in any of the three fiscal years immediately preceding the change in control or, if termination of employment occurs prior to a change in control, termination of employment,

•	payment with respect to traditional performance shares based on performance through the change in control event as more fully described above under “2011 Grants of Plan-Based Awards.”
•	immediate vesting and exercisability of all of the executive’s stock options and SAR awards, with exercisability extended for the full term of the award,
•	immediate vesting and lapse of restrictions on any outstanding restricted stock grants,
•	immediate vesting of any outstanding hybrid performance shares,
•	three years of continued medical, dental and life insurance coverage at the premium rate applicable to active executives, and
•	outplacement assistance in an amount up to 15% of the executive’s base salary.

In the event that excise taxes apply to payments by the Company, the Company will make an additional tax gross up payment to the executive in an amount to leave the executive “whole,” as if no excise tax had applied. Since the fourth quarter of 2010, the excise tax gross-up is no longer offered in any new change in control agreements. No payments have been made under these agreements.

In the agreements, a “change in control” is generally defined to include:

•

any person or group becoming the beneficial owner of 35% or more of either the Company’s common stock or the combined voting power of the Company’s outstanding voting securities, with certain exceptions,

•	specified changes in a majority of the members of the Board of Directors,
•	a reorganization, merger or consolidation or sale or other disposition of substantially all of the Company’s assets is consummated, unless, following the transaction:
¡

the persons who were the beneficial owners of the Company prior to the transaction continue to own at least 50% of the common stock or other securities entitled to vote in the election of directors of the resulting entity in substantially the same proportions as prior to the transaction,

¡

no individual or entity (other than an entity resulting from the transaction) beneficially owns 35% or more of the common equity or voting power of the entity resulting from the transaction, except to the extent that such ownership existed prior to the transaction, and

¡

at least a majority of the members of the Board of Directors of the entity resulting from the transaction were members of the Company’s Board at the time the transaction was approved or entered into, and

•	a liquidation or dissolution of the Company.

Each of the award agreements for performance shares, hybrid performance shares and stock appreciation rights have provisions addressing the consequences of a change in control as more fully described above under Grants of Plan-Based Awards.

CEO Employment Agreement

In addition to a change in control agreement, the Company has entered into an employment agreement with Mr. Dinges. The employment agreement provides that if Mr. Dinges terminates his employment for good reason (as defined) or if the Company terminates his employment other than for cause (as defined), Mr. Dinges will receive:

•	a lump sum cash payment equal to two times his annual base salary plus two times his annual target bonus,
•	a 24-month continuation of medical and life insurance programs at the premium rate applicable to active executives,
•	full vesting of all of his restricted stock awards,
•	full vesting of all of his stock option awards and SAR awards, with exercisability extending for 36 months following termination (or the expiration of the original term, if earlier), and
•	full vesting of all of his performance shares, subject to the payout provisions in the underlying award agreements.

Under the terms of Mr. Dinges’ Employment Agreement, in the event of a change in control, Mr. Dinges will receive the more generous of the benefits and payments, as determined on a benefit-by-benefit basis, under either his change in control agreement or his employment agreement, but not both.

The following table shows the potential payments upon termination for Dan O. Dinges, Chairman, President and Chief Executive Officer.

Dan O. Dinges

Executive Benefit and Payments Upon Separation	Voluntary Termination for Good Reason	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$1,300,000	$0	$0	$1,300,000	$0	$1,950,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	1,300,000	0	0	1,300,000	0	4,250,000	0	0

Long-Term Incentive Compensation
Performance Share Vesting (2)	19,157,236	0	19,157,236	19,157,236	0	19,157,236	19,157,236	19,157,236
Stock Appreciation Rights Vesting	3,892,099	0	3,892,099	3,892,099	0	3,892,099	3,892,099	3,892,099

Benefits & Perquisites
Payout of Deferred Compensation (3)	7,290,303	7,290,303	7,290,303	7,290,303	7,290,303	7,290,303	7,290,303	7,290,303
Health, Life, and Welfare Benefits Continuation	32,855	0	0	32,855	0	49,282	0	0
Excise Tax & Gross-Up	0	0	0	0	0	8,055,767	0	0
Outplacement Services	0	0	0	0	0	97,000	0	0
Earned Vacation	0	0	0	0	0	0	0	0

Total	$32,972,493	$7,290,303	$30,339,638	$32,972,493	$7,290,303	$44,741,687	$30,339,638	$30,339,638

(1)	Mr. Dinges was retirement eligible on December 31, 2011.
(2)

The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. For performance shares, the actual payout will generally occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual Total Shareholder Return ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) Total

Shareholder Return through the end of the month prior to the change in control or (ii) Total Shareholder Return through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control.
(3)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2011 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

The following table shows the potential payments upon termination for Scott C. Schroeder, Vice President, CFO and Treasurer.

Scott C. Schroeder
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$1,140,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	2,203,500	0	0

Long-Term Incentive Compensation
Performance Share Vesting (2)	0	0	0	0	7,089,136	7,089,136	7,089,136
Stock Appreciation Rights Vesting	0	0	0	0	1,436,209	1,436,209	1,436,209

Benefits & Perquisites
Payout of Deferred Compensation (3)	4,698,917	4,698,917	4,698,917	4,698,917	4,698,917	4,698,917	4,698,917
Health, Life, and Welfare Benefits Continuation	0	0	0	0	76,932	0	0
Excise Tax & Gross-Up	0	0	0	0	3,645,949	0	0
Outplacement Services	0	0	0	0	57,000	0	0
Earned Vacation	43,841	43,841	43,841	43,841	43,841	43,841	43,841
Total	$4,742,758	$4,742,758	$4,742,758	$4,742,758	$20,391,484	$13,268,103	$13,268,103

(1)	Mr. Schroeder was not retirement eligible on December 31, 2011.
(2)	The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. For performance shares, the actual payout will generally occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual Total Shareholder Return ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) Total Shareholder Return through the end of the month prior to the change in control or (ii) Total Shareholder Return through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control.
(3)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2011 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

The following table shows the potential payments upon termination for Jeffrey W. Hutton, Vice President, Marketing.

Jeffrey W. Hutton
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$822,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	939,700	0	0

Long-Term Incentive Compensation
Performance Share Vesting (2)	0	2,781,431	0	0	2,781,431	2,781,431	2,781,431
Stock Appreciation Rights Vesting	0	562,457	0	0	562,457	562,457	562,457

Benefits & Perquisites
Payout of Deferred Compensation (3)	706,787	706,787	706,787	706,787	706,787	706,787	706,787
Health, Life, and Welfare Benefits Continuation	0	0	0	0	35,072	0	0
Excise Tax & Gross-Up	0	0	0	0	1,517,837	0	0
Outplacement Services	0	0	0	0	41,100	0	0
Earned Vacation	23,843	23,843	23,843	23,843	23,843	23,843	23,843
Total	$730,630	$4,074,518	$730,630	$730,630	$7,430,227	$4,074,518	$4,074,518

(1)	Mr. Hutton was retirement eligible on December 31, 2011.
(2)	The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. For performance shares, the actual payout will generally occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual Total Shareholder Return ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) Total Shareholder Return through the end of the month prior to the change in control or (ii) Total Shareholder Return through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control.
(3)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2011 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

The following table shows the potential payments upon termination for G. Kevin Cunningham, Vice President and General Counsel.

G. Kevin Cunningham
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$870,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	812,000	0	0

Long-Term Incentive Compensation
Performance Share Vesting (2)	0	0	0	0	973,038	973,038	973,038
Stock Appreciation Rights Vesting	0	0	0	0	178,332	178,332	178,332
Restricted Stock Vesting					379,500	379,500	379,500

Benefits & Perquisites
Payout of Deferred Compensation (3)	37,162	37,162	37,162	37,162	37,162	37,162	37,162
Health, Life, and Welfare Benefits Continuation	0	0	0	0	38,315	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	43,500	0	0
Earned Vacation	2,370	2,370	2,370	2,370	2,370	2,370	2,370

Total	$39,532	$39,532	$39,532	$39,532	$3,334,217	$1,570,402	$1,570,402

(1)	Mr. Cunningham was not retirement eligible on December 31, 2011.
(2)	The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. For performance shares, the actual payout will generally occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual Total Shareholder Return ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) Total Shareholder Return through the end of the month prior to the change in control or (ii) Total Shareholder Return through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control.
(3)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2011 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

The following table shows the potential payments upon termination for Lisa A. Machesney, Vice President, Managing Counsel and Corporate Secretary.

Lisa A. Machesney
Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change In Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$813,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	918,500	0	0

Long-Term Incentive Compensation
Performance Share Vesting (2)	0	2,541,739	0	0	2,541,739	2,541,739	2,541,739
Stock Appreciation Rights Vesting	0	511,721	0	0	511,721	511,721	511,721

Benefits & Perquisites
Payout of Deferred Compensation (3)	394,971	394,971	394,971	394,971	394,971	394,971	394,971
Health, Life, and Welfare Benefits Continuation	0	0	0	0	80,947	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	40,650	0	0
Earned Vacation	3,518	3,518	3,518	3,518	3,518	3,518	3,518

Total	$398,489	$3,451,949	$398,489	$398,489	$5,305,049	$3,451,949	$3,451,949

(1)	Ms. Machesney was retirement eligible on December 31, 2011.
(2)	The amounts set forth in this row represent a payout at achievement of 100% of pre-established performance objectives. For performance shares, the actual payout will generally occur at the end of the relevant performance period, and may be higher or lower than 100% (up to a maximum of 200%) depending on the Company’s actual Total Shareholder Return ranking for the performance period. However, in the event of a change in control, the performance period will be shortened and payout will occur immediately following the change in control based on the greater of (i) Total Shareholder Return through the end of the month prior to the change in control or (ii) Total Shareholder Return through the end of the month prior to the change in control using the value realized by shareholders in the change in control event. For hybrid performance shares, receipt of the full payout will occur at the original vesting dates set forth in the award agreements only if the relevant operating income targets are achieved, except in the case of a change in control, in which case full payout will be made immediately upon the change in control.
(3)	Amounts in this row represent earned compensation voluntarily deferred by the NEO under the terms of the Deferred Compensation Plan. For more information, see “2011 Nonqualified Deferred Compensation” above. For termination of employment due to retirement, payment of the deferred compensation is based upon the NEO’s election at the time of deferral. For all other terminations of employment, payment of the deferred compensation is in a lump sum six months from the date of termination.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All of the Company’s equity compensation plans have been approved by the Company’s stockholders. Shares and share prices discussed in this proxy statement have been adjusted to reflect our two-for-one stock split, in the form of a stock dividend, effective as of January 26, 2012.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,288,130	$16.04	3,560,650(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	1,288,130	$16.04	3,560,650(1)

(1)	Includes 238,194 shares of restricted stock awarded under the 2004 Incentive Plan, the restrictions on which lapse on various dates in 2012, 2013 and 2014; 1,310,330 employee performance shares awarded under the 2004 Incentive Plan, the performance periods which end on December 31 in 2011, 2012 and 2013; 747,952 traditional performance shares awarded under the 2004 Incentive Plan, the performance periods which end on December 31 in 2011, 2012 and 2013; 379,664 hybrid performance shares, which vest, if at all, in 2012, 2013, and 2014; 353,654 restricted stock units awarded to the non-employee directors under the 2004 Incentive Plan, the restrictions on which lapse upon a non-employee director’s departure from the Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four independent, non-employee directors. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board determined that one of the members of the Audit Committee, Mr. Kelley, is an “audit committee financial expert” as defined by rules of the SEC. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was adopted in December 2003 and amended from time to time by the Board of Directors and is included on the Company’s website at www.cabotog.com. The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Audit Committee also reviews its charter annually. This is a report on the Audit Committee’s activities relating to 2011.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operations with the management of the Company.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed as described in Statement on Auditing Standards (“SAS”) No. 61-Communication with Audit Committees, as updated by SAS No. 89-Audit Adjustments, and SAS No. 90-Audit Committee Communications. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, required by applicable Public Company Accounting Oversight Board requirements regarding the firm’s communications with the Audit Committee concerning independence and has discussed with PWC the independent registered public accounting firm’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by PWC to the Company.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2011 for filing with the SEC.

Audit Committee

    Robert Kelley (Chairman)

    Rhys J. Best

    James R. Gibbs

    Robert L. Keiser

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR SERVICES IN 2011 AND 2010

Fee Type*	2011	2010
Audit Fees	$1,350,000	$1,361,500
Audit Related Fees	-	-
Tax Fees (1)	$322,729	$620,695
All Other Fees (2)	$1,500	$1,500

* No pre-approved requirements were waived under the de minimis exception.

(1)	Consists of federal, provincial, state and sales tax planning, audit support, compliance, advice, and return preparation for United States and Canadian operations.
(2)	Consists of an accounting research software license.

PROPOSAL II

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved and recommended the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the Company’s financial statements for 2012. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. A representative of PricewaterhouseCoopers LLP is not expected to be in attendance at the Annual Meeting.

See “Audit Committee Report” above for further information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR ITS 2012 FISCAL YEAR.

PROPOSAL III

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The stockholders of the Company are entitled to vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to:

•	Align executive compensation design and outcomes with business strategy;

•	Encourage management to create sustained value for the stockholders while managing inherent business risks;

•	Attract, retain, and engage talented executives; and

•	Support a performance-based culture throughout the Company.

The executive compensation program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentive bonus and long-term equity award incentives. The annual incentive bonus is based on Company-wide performance for year-over-year oil and natural gas reserve and production growth, along with absolute levels for finding costs and unit production costs. For 2011, the annual incentive bonus was limited to 250% of the target percentage opportunity.

In addition, long-term incentive awards are comprised of (i) SARs, which are designed to link executive compensation with increased stockholder value over a seven year term and (ii) performance shares, one type which is based on operating cash flow and the other type which is based on total stockholder return relative to an industry peer group over a three-year performance period.

At-risk compensation for the Chief Executive Officer is targeted at 80% and for the other NEOs at 70%. The Company also has several governance programs in place to align executive compensation with stockholder interests. These programs include: stock ownership guidelines, limited perquisites and the use of wealth accumulation spreadsheets. For information on the Company’s 2011 accomplishments, see “Compensation Discussion and Analysis” above.

The advisory vote regarding the compensation of the NEOs described in this Proposal III shall be approved if a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal vote in favor of the proposal. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not effect the outcome of the voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL IV

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved and declared advisable, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to Article IV of the Company’s Certificate of Incorporation, as amended, which sets forth the terms of the Company’s authorized capital stock. Article IV currently authorizes 240,000,000 shares of Common Stock, as well as 5,000,000 shares of Preferred Stock, par value $.10 per share. The proposed amendment would increase the authorized Common Stock to 480,000,000 shares of Common Stock. The authorized shares of Preferred Stock would remain 5,000,000. If adopted by the stockholders, this amendment would become effective upon filing of an appropriate Certificate of Amendment with the Secretary of State of the State of Delaware. The proposed amendment to Article IV of the Certificate of Incorporation would replace the first sentence of the Article with the following:

The aggregate number of shares of all classes of stock which the Company shall have authority to issue is 485,000,000, divided into 5,000,000 shares of Preferred Stock, par value $.10 per share (“Preferred Stock”), and 480,000,000 shares of Common Stock, par value $.10 per share (the “Common Stock”).

The additional shares of Common Stock authorized by the proposed amendment, if and when issued, would have the same rights and privileges as the shares of Common Stock currently authorized. The Common Stock has no preemptive rights to purchase Common Stock or other securities. In addition, under Delaware law, the Company’s stockholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of Common Stock authorized for issuance.

The Company issued 104,638,350 shares of Common Stock in connection with its January 2012 two-for-one stock split. At February 1, 2012, 208,872,300 shares of Common Stock were issued and outstanding and 10,723,300 were reserved for issuance under the Company’s 2004 Incentive Plan. As a result, only approximately 20 million shares are available for issuance for future purposes. In this light, the Board of Directors deems it advisable to increase the Company’s authorized Common Stock. The additional Common Stock to be authorized would be available for possible stock dividends or splits, future financing and acquisition transactions, employee benefit plans and other corporate purposes. Having such shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a stockholders’ meeting. The additional shares of Common Stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Common Stock may be listed. The New York Stock Exchange, on which the Common Stock is listed, currently requires stockholder approval as a prerequisite to listing shares in certain instances, including in connection with acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding of at least 20%.

The Company has no present arrangements, commitments, understandings or pending negotiations for the issuance of additional shares of newly authorized Common Stock.

The Company has not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Approval of the proposal to increase the number of authorized shares of Common Stock by amending the Company’s Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding on the record date and entitled to vote. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Because shares represented by abstentions or broker non-votes are considered outstanding, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL V

APPROVAL OF AMENDMENTS TO OUR BY-LAWS TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS

The Company’s by-laws currently provide that the Board of Directors is divided into three classes, with each class elected every three years. On the recommendation of the Corporate Governance and Nominating (“CGN”) Committee, the Board of Directors has approved and is submitting to stockholders an amendment to the Company’s by-laws that provides for the phase out of the classified structure of the Board of Directors so that, once the amendment is fully effective, all directors will be elected each year.

If the amendment is approved by the stockholders, persons elected as directors to fill expiring terms would be elected for one-year terms beginning at the 2013 Annual Meeting of Stockholders. None of the current directors, or the nominees for director standing for election at the 2012 Annual Meeting, would have their terms of office shortened as a result of the amendments. Accordingly, regardless of whether the amendment is approved, the directors elected at the 2012 Annual Meeting will be elected to three-year terms expiring at the 2015 Annual Meeting, and the directors elected at the 2010 and

2011 Annual Meetings will serve out their terms that expire at the 2013 Annual Meeting and the 2014 Annual Meeting, respectively. The amendment will not affect the Board’s ability under the by-laws to fill vacancies on the Board for the full term of the director whose departure from the Board created the vacancy. The phasing out of the classified board over a three-year period is designed to allow directors elected prior to the approval of the amendments to serve out the term to which they were elected, ensuring a smooth transition to annual elections of all of our directors.

In determining whether to adopt the proposed amendment, the Board of Directors considered the advantages and disadvantages of both a classified and a declassified board. The Company has had a classified board structure since inception and has retained such a structure because the Board of Directors believed that the classified board structure promoted the continuity and stability of the Board in pursuing the Company’s business strategies and policies, facilitated independence of the directors from management and improved the Board’s negotiating position if confronted with an unsolicited bidder for control of the Company. Many investors believe, however, that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. In approving the amendment and recommending it to the stockholders, the Board of Directors considered that a growing number of public companies have eliminated their classified board structures. After carefully weighing the considerations, the Board determined that it is in the best interest of the Company and the stockholders to amend its by-laws to eliminate the classified board.

Although the by-laws generally may be amended by the vote of the majority of the directors in office, the amendment of Article IX of the by-laws, which contains the provisions regarding the classified board of directors, requires the approval of the holders of a majority of the outstanding shares of Common Stock. If the stockholders approve the amendment, the stockholder approval will no longer be required for any future amendments to Article IX of the by-laws. The Board recommends that you vote in favor of the proposal.

The text of the proposed amendment is attached as Annex A to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S BY-LAWS.

PROPOSAL VI

STOCKHOLDER PROPOSAL

Amalgamated Bank’s LongView Large Cap 500 Index Fund, 275 Seventh Avenue, New York, New York, 10001, has notified us that it intends to present the following proposal at the Annual Meeting. The Company is not responsible for the contents of this proposal or the supporting statement.

RESOLVED: The shareholders of Cabot Oil & Gas Corporation (“Cabot” or the “Company”) ask the board of directors to adopt a policy that incentive compensation for senior executives should include a range of non-financial measures based on sustainability principles and reducing any negative environmental impacts related to Company operations. For purposes of this resolution, “sustainability” refers to the methods by which environmental, social and economic considerations are integrated into long-term corporate strategy.

SUPPORTING STATEMENT

As shareholders, we support executive compensation policies that motivate and reward senior executives for actions that contribute to a company’s long-term growth.

An important element of senior executive compensation is incentive compensation, including both annual cash bonuses and long-term incentive awards. At-risk pay is the predominant form of compensation for Cabot’s senior executives. According to last year’s proxy statement, such pay comprised 67% to 89% of the total compensation for the five most senior executives that year.

Considering the significance of incentive pay in Cabot’s compensation policies, we believe it is important for the board of directors to ensure that compensation incentives are aligned with business strategies for creating sustainable, long-term shareholder value and mitigating risks that could have a detrimental impact on value creation. Accordingly, we believe the board should consider and disclose a variety of factors in determining incentive pay, including metrics that promote sustainable value creation and reduce negative environmental impacts.

Although Cabot’s board has a Safety and Environmental Affairs Committee, the 2010 proxy does not indicate that safety and environmental factors enter into the board’s deliberations on executive compensation. Indeed, that proxy statement indicates that at-risk compensation focuses on financial and operating goals and total shareholder return. In contrast, approximately two-thirds of the 42 energy firms in the S&P 500 index reference non-financial factors, such as environmental performance and worker safety, in their 2010 proxies.

We believe that the need for a greater emphasis on sustainability factors in incentive pay is illustrated by BP’s 2010 Deepwater Horizon oil spill, where a single incident caused significant losses to shareholders.

We believe that Cabot’s operations are vulnerable to environmental risks, as illustrated by the recent history of regulatory action, fines, and disruptions to its business operations due to environmental incidents. We note the statement in Cabot’s 2010 annual report that its transition zone and shallow-water areas of the Gulf Coast are “ecologically sensitive.” Moreover, various spills, leaks and water contamination involving Cabot’s Dimock gas wells led to a 2010 consent decree with the State of Pennsylvania under which the Company agreed to cap three wells and pay fines. One media report described the settlement as “among the most punitive in Pennsylvania’s history.” Later that year Cabot entered into a superseding global settlement with the State under which Cabot would pay $4.2 million to certain affected households, plus $500,000 to cover the State’s costs in pursuing the matter, and would remediate two wells.

We urge you to vote FOR this proposal.

CABOT’S STATEMENT IN OPPOSITION TO PROPOSAL VI

Our Board of Directors has carefully considered this proposal and, while it agrees with the Proponent that the long-term interests of shareholders are best served by companies that operate their business in a sustainable manner focused on long-term value creation, the Board believes that adopting the proposal is unnecessary and would not be in the best interests of the Company or our stockholders. As a responsible corporate citizen, we are fully committed to conducting our business operations in an ethical and socially and environmentally sustainable manner and to being good community partners where we operate.

Our Board and management have demonstrated their commitment to sustainability in numerous ways. In March 2011, the Compensation Committee of the Board of Directors determined that it may use environmental and safety performance, among other factors, when determining whether to add any discretionary payment to the formula generated bonus plan payout. The Company’s website also provides detailed information about our sustainable practices, including steps we take to ensure our operations protect water and air resources, which exceed regulatory requirements in some parts of our operations. The website also contains important information on our natural gas production activities and hydraulic fracturing, a Q&A regarding how we manage our contractor’s health, safety and environmental practices, and various videos on our environmental stewardship in the gas well pad site preparation and reclamation process and the gas well drilling process. Commencing in 2011, the Company also began voluntarily posting to the website www.fracfocus.org the chemical make-up of our hydraulic fracturing fluid on a natural gas well-by-well basis. “FracFocus” is a hydraulic fracturing chemical registry website and is a joint project of the Ground Water Protection Council and the Interstate Oil and Gas Compact Commission. The chemical data presented on this site is submitted on a voluntary basis by the participating oil and gas companies, including the Company, who has agreed to disclose the information in the public interest. All of these practices are a strong indication of the commitment of our Board and management to sustainable business practices.

Our Board and management agree with the proponent of this proposal that the efficient and sustainable deployment and use of our resources are in the best interests of our shareholders and the global community. However, we do not believe that making sustainability a distinct performance measure under our executive compensation programs is an appropriate design to drive long-term shareholder value. Although the Board agrees that sustainability is extremely important, the Board believes that this overly prescriptive shareholder proposal is not in the best interests of our shareholders. Rather, the Board believes that the Company’s existing executive compensation program, which has a strong pay for performance philosophy and pay programs that result in awards to executives that are sensitive to the long-term value they produce for shareholders, promotes the best interest of our shareholders over time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST APPROVAL OF THE STOCKHOLDER PROPOSAL.

PROPOSAL VII

STOCKHOLDER PROPOSAL

Lowell Glaser Miller, acting through Miller/Howard Investments, Inc., 324 Upper Byrdcliffe Road, Woodstock, New York, 12498, has notified us that he intends to present the following proposal at our Annual Meeting. The Company is not responsible for the contents of this proposal or supporting statement.

WHEREAS: We believe tracking and reporting on environmental, social and governance (ESG) business practices makes a company more responsive to a global business environmental which is characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting also helps companies better integrate and gain value from existing ESG / sustainability efforts, identify gaps and opportunities in products and processes, publicize innovative practices, and recruit and retain employees.

Corporate reporting on sustainability is quickly becoming common practice. 79% of Fortune Global 500 companies produce sustainability reports; more than three out of four of these reports are based on the global reporting Initiative (GRI) Guidelines. In 2010, approximately 20% of U.S. Fortune 500 companies issued reports using the GRI framework, up from only 5% in 2006, according to the Governance and Accountability Institute.

The Carbon Disclosure Project (CDP), representing 551 institutional investors globally with $71 trillion in assets, has for years requested greater disclosure from companies on their climate change management programs. Over 3,000 organizations in some 60 countries around the world now measure and disclose their greenhouse gas emissions, water management and climate change strategies through CDP, in order that they can set reduction targets and make performance improvements.

We are concerned that Cabot Oil & Gas corporation may be falling behind its peers in disclosure and management of ESG issues. Companies like Chevron and Apache Corporation already offer shareholders much of this important information through annual, GRI-based sustainability reports and by responding to the CDP.

Today, comprehensive ESG data on individual companies appears on Bloomberg terminals used by thousands of institutional investors around the world, including signatories to the Principles for Responsible Investment (PRI). PRI launched in 2006 and now has over 900 institutional signatories who collectively manage approximately $25 trillion, and who publicly pledge to “incorporate ESG issues into investment analysis and decision-making processes,” and to “ask for standardized reporting on ESG issues (using tools such as the Global Reporting Initiative).”

Furthermore, in January 2010, the SEC issued interpretive guidance clarifying that companies should disclose material risks associated with climate change. The sustainability reporting process can help companies to analyze and mitigate these risks.

RESOLVED: Shareholders request that the Board of Directors prepare a sustainability report describing the company’s short- and long-term responses to ESG-related issues, including plans to manage green house gas (GHG) emissions, policies and initiatives that address environmental impacts of operations, disclosure of material water risks, and plans to mitigate those risks. The report, prepared at reasonable cost and omitting proprietary information, should be published and made available to the public by the end of 2012.

SUPPORTING STATEMENT:

We encourage the use of the GRI Guidelines (G3). The GRI (www.globalreporting.org) is a globally accepted reporting framework considered the gold standard of reporting. The GRI also provides a flexible reporting system that allows companies to report incrementally over time.

CABOT’S STATEMENT IN OPPOSITION TO PROPOSAL VII

The Board of Directors has carefully considered this proposal and believes that approval of the proposed resolution is not in the best interest of the Company or its shareholders. The Company recognizes the importance, as both an ethical and a business responsibility, of addressing the environmental and social impacts of our business. Our Code of Business Conduct, posted on our website, reflects our commitment to conduct business in accordance with the letter and spirit of all applicable laws, rules, and regulations.

Our governance policies and practices make clear sustainability is our corporate foundation. In 2010, the Board of Directors adopted majority voting in all director elections. In 2011, the Board of Directors recommended and the stockholders adopted an annual advisory say-on-pay vote. Today the Board of Directors is recommending that shareholders declassify the board so that all directors are elected annually. These actions show that our governance policies are ones that encourage accountability and sustainability.

The Company’s Board of Directors has a Safety and Environmental Affairs Committee with the responsibility to oversee the Company’s safety and environmental management programs and review the nature and extent of Company spending for safety and environmental compliance. In 2012, this committee increased its number of meetings to four times per year to bolster its involvement with management’s safety and environmental programs.

Posted on our website under “Industry Education” is important information concerning steps we take to ensure our operations protect water and air resources, including our going beyond regulatory requirements in some parts of our operations. Also on the website is important information on natural gas production activities and hydraulic fracturing. We provide a Q&A regarding how we manage our contractor’s health, safety and environmental practices. The website also hosts various videos on our environmental stewardship in the gas well pad site preparation and reclamation process and the gas well drilling process.

In 2012, the Company is developing a formal health, safety and environmental (HSE) management system to compliment the already existing, and to allow audit of, the Company’s HSE compliance policies and procedures. This demonstrates the high priority the Company places on conducting business in a sustainable manner, while protecting the health and safety of our employees, partners, vendors and the communities in which we operate.

The Company is in the process of converting many of its fleet trucks to be fueled with compressed natural gas, which runs cleaner than diesel and currently costs less. It also allows the United States to reduce its dependence on imported oil. The Company is also in the process of building a compressed natural gas fueling station in Pennsylvania. In many locations, our gas wells are drilled using a closed-loop drilling system, eliminating the need for open pits. In many locations, we recycle 100% of our hydraulic fracturing fluid flowback water and production flowback water.

Commencing in 2011, the Company began posting to the website www.fracfocus.org the chemical make-up of our hydraulic fracturing fluid on a natural gas well-by-well basis. “FracFocus” is a hydraulic fracturing chemical registry website.

The website is a joint project of the Ground Water Protection Council and the Interstate Oil and Gas Compact Commission. The chemical data presented on this site is submitted on a voluntary basis by the participating oil and gas companies, including the Company, who have agreed to disclose the information in the public interest.

As required by the Environmental Protection Agency (“EPA), we are collecting greenhouse gas emissions data at all required locations. This data will be submitted to the EPA in a timely fashion.

The proposal does not convey the burden on human resources or the considerable expense involved in preparing a sustainability report, which would require the engagement of consultants with specialized expertise. The proposed report would require the Company to greatly expand the variety of information we currently gather, analyze and disclose, significantly exceeding any requirements of the Securities and Exchange Commission, state and local oil and gas regulatory bodies, as well as additional disclosure requirements expected to be enacted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Company prefers, in the exercise of our business judgment, to prudently allocate our resources and assets to the initiatives already undertaken and described above.

We believe that our existing corporate practices, including programs and activities to ensure compliance with applicable legal requirements, existing corporate social responsibility programs, our dedication to the health and welfare of the communities in which we operate, and our environmental efforts adequately address the matters raised by the proposal. Therefore, conducting a special review and preparing a sustainability report is an unnecessary and an ineffective use of the Company’s resources and not in the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST APPROVAL OF THE STOCKHOLDER PROPOSAL.

CONFLICT OF INTEREST AND RELATED PERSON POLICIES

Under the Company’s Code of Business Conduct, directors, officers and employees are to avoid situations that present a potential conflict between their personal interests and the interests of the Company. The Code requires that, at all times, directors, officers and employees make a prompt disclosure in writing to the Company’s Corporate Secretary of any fact or circumstance that may involve an actual or potential conflict of interest as well as any information necessary to determine the existence or likely development of conflicts of interest. This specifically includes any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest. This requirement includes situations that create even the appearance of a conflict of interest.

For executive officers of the Company other than the CEO, the Corporate Secretary reviews the written disclosure described above with the CEO, and a determination is made whether to approve the transaction resulting in the conflict of interest or potential conflict of interest. The CEO and the Corporate Secretary may refer the matter to the Company’s Board of Directors as circumstances require. If the transaction involves the CEO or a member of the Board of Directors, the matter is referred to the full Board of Directors for review and approval. In each case the standard applied in approving the transaction is the best interests of the Company without regard to the interests of the individual officer or director involved in the transaction. These procedures for reviewing and approving conflict of interest transactions are based on the Company’s past practice and are not in writing.

In 2006, the Company implemented its Mineral, Royalty and Overriding Royalty Interest Plan (“Plan”) under which the Company may offer to a number of its employees, including its executive officers, the opportunity to purchase a portion of the mineral, participating and non-participating royalty and overriding royalty interests acquired by the Company from time to time for cash at a price determined using the same cost basis as the Company acquired such interests. In 2006, the Company offered to 73 participants, including ten officers, whose participation was approved by the Compensation Committee, the opportunity to purchase an aggregate of $2.3 million of the mineral, royalty and overriding royalty interests acquired by the Company in the McCampbell Field, located in Aransas Pass, Texas. Interests were offered to the key professional employees in the region in which the interest was located and to management level employees in the other regions and the corporate office. Participants were offered an interest commensurate with their level of responsibility and their income. Each participant was offered an interest in the same property. Each of the officers participating in the Plan, including each NEO other than Mr. Cunningham who was not employed at the time, purchased interests in the field. No individual officer purchased in excess of $115,000 of the interests offered.

In 2010, the Company offered to 85 participants, including ten officers, whose participation was approved by the Compensation Committee, the opportunity to purchase an aggregate of $1.4 million of the mineral, royalty and overriding royalty interests acquired by the Company from Guardian Oil & Gas, Inc. and located in Shelby, San Augustine and Nacogdoches Counties, Texas. Similar to the McCampbell Field, interests were offered to key professional employees in the region in which the interest was located and to management level employees in the other region and the corporate office. Participants were offered an interest commensurate with their level of responsibility and their income. Each participant was offered an interest in the same property. Each of the officers participating in the Plan, including each NEO, purchased interests in the field. No individual officer purchased in excess of $102,000 of the interest offered.

In accordance with the Plan, the Company makes all determinations with respect to the acquisition, exploration, development, maintenance and operation of any property subject to an interest under the Plan using the same criteria (or criteria less favorable to the property subject to an interest) as it would use were such property not subject to such an interest (that is, the Company will not favor properties subject to interests under the Plan over properties not subject to such interests when allocating Company resources in the acquisition, exploration, development, maintenance and operation of its properties). No interests were offered under the Plan to participants in 2011.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No member of the Compensation Committee was, during 2011, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 2011 the Company had no compensation committee interlocks.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of Company Common Stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, and written representations that those reports accurately reflect all reportable transactions and holdings, the Company is aware of no failures to comply with the Section 16(a) reporting requirements during 2011.

BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

The following table reports beneficial ownership of the Common Stock by holders of more than five percent of the Company’s Common Stock. Unless otherwise noted, all ownership information is based upon filings made by such persons with the SEC, except that the number of shares owned have been adjusted to reflect our two-for-one stock split, in the form of a stock dividend, effective as of January 26, 2012.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned		Percent of Class
Neuberger Berman Group LLC Neuberger Berman LLC 605 Third Avenue New York, NY 10158	15,603,692	(1)	7.466%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	12,385,948	(2)	5.93%
FMR LLC Mr. Edward C. Johnson III 82 Devonshire Street Boston, MA 02109	12,134,084	(3)	5.81%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	11,575,412	(4)	5.53%

(1)	According to Amendment No. 3 to a Schedule 13G, dated February 13, 2012, filed with the Commission by Neuberger Berman Group LLC and Neuberger Berman LLC, they have shared voting power over 12,428,166 of these shares, no voting power over the remainder of these shares, and shared dispositive power over all of these shares.

(2)	According to Amendment No. 2 to a Schedule 13G, dated January 20, 2012, filed with the Commission by BlackRock, Inc., it has sole voting power and sole dispositive power over all of these shares.

(3)	According to Schedule 13G, dated February 13, 2012, filed with the Commission by FMR LLC, it has sole voting power with respect to 1,874,566 of these shares and sole dispositive power over all of these shares as a result of being a parent holding company or control person of several other entities in accordance with Rule 13d-1(b)(ii)(G). Mr. Edward C. Johnson III, together with members of his family, through direct or indirect ownership of voting common shares of FMR, may be deemed to form a controlling group with respect to FMR and may, therefore, be considered to be beneficial owners of the shares beneficially owned by FMR. Mr. Edward C. Johnson III has sole voting and dispositive power over 358,600 of these shares.

(4)	According to Amendment No. 1 to a Schedule 13G, dated February 6, 2012, filed with the Commission by The Vanguard Group, Inc., it has sole voting power and shared dispositive power over 291,918 of these shares and sole dispositive power over 11,283,494 of these shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reports, as of February 1, 2012, beneficial ownership of Common Stock by each director and nominee for director, by each named executive officer listed in the 2011 Summary Compensation Table and by all directors, nominees and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Held	Number of Shares of Common Stock Beneficially Owned		Percent Class
Rhys J. Best	5,000	34,130	(1)	*
David M. Carmichael	0	48,724	(1)	*
James R. Gibbs	0	15,132	(1)	*
Robert L. Keiser	50,110	98,834	(1)	*
Robert Kelley	161,826	227,750	(1)	*
P. Dexter Peacock	115,520	181,444	(1)	*
W. Matt Ralls	0	4,172	(1)	*
William P. Vititoe	45,688	111,612	(1)	*
Dan O. Dinges	1,230,844	1,908,795	(2)(3)	1.0%
Scott C. Schroeder	476,636	720,815	(2)(3)	*
Jeffrey W. Hutton	216,710	329,600	(2)(3)(4)	*
Lisa A. Machesney	191,068	268,516	(2)(3)(4)	*
G. Kevin Cunningham	0	11,812	(2)(3)(4)	*
All directors, nominees and executive officers as a group
(17 individuals)		4,280,334	(1)(2)(3)(4)(5)	2.0%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Includes the following restricted stock units, as to which the restrictions lapse upon the holders’ retirement from the Board of Directors: Mr. Best, 29,130; Mr. Carmichael, 48,724; Mr. Gibbs, 15,132; Mr. Keiser, 48,724; Mr. Kelley, 65,924; Mr. Peacock, 65,924; Mr. Ralls, 4,172; and Mr. Vititoe, 65,924; and all directors, nominees and executive officers as a group, 343,654. No executive officers hold restricted stock units.

(2)	Includes the following stock appreciation rights that are exercisable on or before March 31, 2012: Mr. Dinges, 574,674; Mr. Schroeder, 205,852; Mr. Hutton, 94,473; Ms. Machesney, 59,610; Mr. Cunningham, 3,381; and all directors, nominees and executive officers as a group 982,128.

(3)	Includes the following shares of stock awarded pursuant to the hybrid performance share awards granted in 2009, 2010 and 2011 that vested in February 2012, as a result of 2011 operating results meeting the performance criteria established on the date of grant:: Mr. Dinges, 103,277; Mr. Schroeder, 38,327; Mr. Hutton, 15,067; Ms. Machesney, 13,928; Mr. Cunningham, 3,273; and all directors, nominees and executive officers as a group 198,450. For more information on the hybrid performance shares see “Long Term Incentives” above.

(4)	Includes the following shares held in the Company’s Savings Investment Plan as to which the reporting person shares voting and investment power: Mr. Hutton, 3,350; Ms. Machesney, 3,910; Mr. Cunningham, 5,158 and all directors, nominees and executive officers as a group, 40,442.

(5)	Includes 42,860 shares awarded to three officers in 2009 pursuant to the employee performance awards that vested in February 2012, as a result of 2011 operating results meeting the performance criteria established on the date of grant.

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal intended for inclusion in the proxy statement for the 2013 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Deidre L. Shearer, Managing Counsel and Corporate Secretary, Cabot Oil & Gas Corporation, 840 Gessner Road, Suite 1400, Houston, Texas 77024 and must be received by November     , 2012.

The by-laws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the by-laws require advance written notice be delivered to the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2013 Annual Meeting of Stockholders is currently January 31, 2013. To be valid, a notice must set forth certain information specified in the by-laws.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Georgeson Inc. has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,500, plus expenses.

MISCELLANEOUS

The Company’s management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

DEIDRE L. SHEARER
Corporate Secretary and Managing Counsel

March     , 2012

ANNEX A

ARTICLE IX

Board of Directors

The number of directors which constitute the whole board of directors shall be neither less than three nor more than twenty. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided elsewhere in these By-laws, and each director elected shall hold office until a successor is elected and qualified, or until he or she sooner dies, resigns or is removed or replaced. Directors need not be stockholders. The election of directors need not be by written ballot. Newly-created directorships resulting from any increase in the authorized number of directors voted by the board of directors between annual meetings may be filled, at the discretion of the board, by an election at a meeting of stockholders held for that purpose, or by an election at a meeting of the board of directors, by vote of a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until the next annual meeting of the stockholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

At each annual meeting of stockholders commencing with the 2013 annual meeting of stockholders, all directors shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders and until their successors have been elected and shall qualify; provided, that any director elected for a longer term before the 2013 annual meeting of stockholders shall hold office for the entire term for which he or she was originally elected.

CABOT OIL & GAS CORPORATION ATTN: DEIDRE L. SHEARER 840 GESSNER RD., SUITE 1400 HOUSTON, TX 77024

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42056-P20149                         KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CABOT OIL & GAS CORPORATION
The Board of Directors recommends you vote “FOR” Proposals I, II, III, IV and V, and “AGAINST” Proposals VI and VII.

I.	To elect the following three persons to the Board of Directors of the Company.
	Nominees:			For	Against	Abstain
	1a.	Rhys J. Best		☐	☐	☐

	1b.	Robert Kelley		☐	☐	☐				For	Against	Abstain

	1c.	P. Dexter Peacock		☐	☐	☐	V.	To approve an amendment to our by-laws to eliminate a classified board of directors.		☐	☐	☐

II.	To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2012 fiscal year.			☐	☐	☐	VI.	To consider a stockholder proposal to adopt a policy that incentive compensation for senior executives include measures based on sustainability principles.		☐	☐	☐

III.	To approve, by non-binding advisory vote, the compensation of our named executive officers.			☐	☐	☐	VII.	To consider a stockholder proposal to require the Board of Directors to prepare a sustainability report.		☐	☐	☐

IV.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock of the Company.			☐	☐	☐	VIII.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date					Signature (Joint Owners)	Date

Meeting Time: 8:00 a.m. local time

Meeting Location: Cabot Oil & Gas Corporation,

located at 840 Gessner Road, Suite 1400, Houston, Texas 77024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 1, 2012:

The Notice and Proxy Statement, 2011 Annual Report and Form 10-K are available free of charge at

www.cabotog.com/2012AnnualMeeting.

M42057-P20149

CABOT OIL & GAS CORPORATION

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 26, 2012, and appoints Deidre L. Shearer, Corporate Secretary, and Scott C. Schroeder, Vice President, Chief Financial Officer, or either of them, proxies for the undersigned, with power of substitution, to vote all of the undersigned’s shares of common stock of Cabot Oil & Gas Corporation at the Annual Meeting of Stockholders to be held at Cabot Oil & Gas Corporation, located at 840 Gessner Road, Suite 1400, Houston, Texas 77024 at 8:00 a.m., local time, on May 1, 2012, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals I, II, III, IV and V, AGAINST Proposals VI and VII, and will grant discretionary authority pursuant to Proposal VIII.

This proxy will revoke all prior proxies signed by you.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)